================================================================================

                                                                        EX 4.2


                        EQCC ASSET BACKED CORPORATION,
                                   Depositor

                                      and


                                  [TRUSTEE],
                                    Trustee
                                      and
                                      as
                            Securities Intermediary





                                TRUST AGREEMENT


                        Dated as of [_______ __, 2001]








                       EQCC Asset Backed Trust [2001-1]


================================================================================

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS......................................................................................      1

   SECTION 1.1        Defined Terms.........................................................................      1

ARTICLE II  CONVEYANCE OF THE UNDERLYING CERTIFICATES; ORIGINAL ISSUANCE OF CERTIFICATES....................     10

   SECTION 2.1        Conveyance of the Underlying Certificates.............................................     10
   SECTION 2.2        Issuance of Certificates  Evidencing Interests in the Trust Fund......................     12
   SECTION 2.3        Representations, Warranties and Covenants of the Depositor with
                      Respect to the Underlying Certificates................................................     12

ARTICLE III  ADMINISTRATION OF THE UNDERLYING CERTIFICATES; PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS......     13

   SECTION 3.1        Administration of the Trust Fund and the Underlying Certificates......................     13
   SECTION 3.2        Collection of Monies..................................................................     13
   SECTION 3.3        Establishment of Accounts.............................................................     14
   SECTION 3.4        Deposits and Collections with Respect to the Accounts.................................     17
   SECTION 3.5        Payments..............................................................................     18
   SECTION 3.6        Statements to Certificateholders......................................................     19

ARTICLE IV  THE CERTIFICATES................................................................................     20

   SECTION 4.1        The Certificates......................................................................     20
   SECTION 4.2        Regular Certificates..................................................................     21
   SECTION 4.3        Registration of Transfer and Exchange of Certificates.................................     22
   SECTION 4.4        Restrictions on Transfer..............................................................     23
   SECTION 4.5        Mutilated, Destroyed, Lost or Stolen Certificates.....................................     24
   SECTION 4.6        Persons Deemed Owners.................................................................     25

ARTICLE V  THE TRUSTEE......................................................................................     25

   SECTION 5.1        Duties of Trustee.....................................................................     25
   SECTION 5.2        Certain Matters Affecting the Trustee.................................................     26
   SECTION 5.3        Trustee Not Liable for Certificates...................................................     28
   SECTION 5.4        Trustee May Own Certificates..........................................................     28
   SECTION 5.5        Trustee's Fees and Expenses...........................................................     28
   SECTION 5.6        Eligibility Requirements for Trustee..................................................     28
   SECTION 5.7        Resignation and Removal of the Trustee................................................     29
   SECTION 5.8        Successor Trustee.....................................................................     30
   SECTION 5.9        Merger or Consolidation of Trustee....................................................     30
   SECTION 5.10       Appointment of Co-Trustee or Separate Trustee.........................................     30
   SECTION 5.11       Appointment of Office or Agency.......................................................     31
   SECTION 5.12       Compliance with Withholding Requirements..............................................     31
   SECTION 5.13       Trustee May Enforce Claims Without Possession of Certificates.........................     32

ARTICLE VI  TERMINATION.....................................................................................     32

   SECTION 6.1        Termination Upon Repurchase or Liquidation of All Underlying Certificates.............     32
   SECTION 6.2        Additional Termination Requirements...................................................     33

ARTICLE VII  THE DEPOSITOR..................................................................................     34

   SECTION 7.1        Liability of the Depositor............................................................     34
   SECTION 7.2        The Depositor's Representations and Warranties........................................     34
   SECTION 7.3        Corporate Existence...................................................................     36
   SECTION 7.4        Limitation on Liability of the Depositor and Others...................................     36
   SECTION 7.5        Protection of Trust Fund..............................................................     36

ARTICLE VIII  REMIC TAX PROVISIONS..........................................................................     37

   SECTION 8.1        REMIC Administration..................................................................     37
   SECTION 8.2        Prohibited Activities.................................................................     38

ARTICLE IX  MISCELLANEOUS PROVISIONS........................................................................     39

   SECTION 9.1        Amendment.............................................................................     39
   SECTION 9.2        Counterparts..........................................................................     40
   SECTION 9.3        Limitation on Rights of Certificateholders............................................     40
   SECTION 9.4        Governing Law.........................................................................     41
   SECTION 9.5        Notices...............................................................................     41
   SECTION 9.6        Severability of Provisions............................................................     42
   SECTION 9.7        Successors and Assigns................................................................     42
   SECTION 9.8        Article and Section Headings..........................................................     42

                           Signatures
                           Acknowledgments

Exhibits

Exhibit A         Form of Class A Certificates
Exhibit B         Form of Class IO Certificates
Exhibit C         Form of Class R Certificates
Exhibit D         Underlying Certificate Schedule
Exhibit E         Form of Rule 144A Investment Agreement
Exhibit F         Form of Residual Transferee Agreement
Exhibit G         Form of Benefit Plan Affidavit

     THIS TRUST AGREEMENT, dated as of ______________, 200__, is made with respect to the formation of EQCC Asset Backed Trust 2001-[__] (the "Trust") by and between EQCC ASSET BACKED CORPORATION, a Delaware corporation, as depositor (the "Depositor") and [Trustee], a [____________] banking corporation, as trustee and securities intermediary (the "Trustee").

                             PRELIMINARY STATEMENT

     The Trust has been organized to issue securities with an aggregate initial principal amount of $[_______], to be known as the EQCC Asset Backed Certificates, Series [2001-1] (the "Certificates "). The Certificates consist of [four] classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

     In consideration of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1  Defined Terms.
                  -------------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Affiliate: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Trust Agreement and all amendments hereof, including all Exhibits hereto.

     Beneficial Owner: With respect to a Certificate, the Person who is registered as owner of that Certificate in the books of the Depository for that Certificate or in the books of a Person maintaining an account with such Depository.

     Benefit Plan Affidavit:  An affidavit substantially in the form of Exhibit
                                                                        -------
G hereto.
-

     Benefit Plan Opinion: An Opinion of Counsel to the effect that a proposed transfer of a Certificate will not (a) cause any of the assets of the Trust to be regarded as "plan assets" for purposes of the Plan Asset Regulations, (b) give rise to any fiduciary duty under ERISA on the part of the Depositor, the Trustee or the Trust's Tax Matters Person, if any, or (c) be treated as, or result in, a "prohibited transaction" under section 406 or section 407 of ERISA or under section 4975 of the Code. The cost of obtaining a Benefit Plan Opinion shall not be borne by the Depositor or the Trustee.

     Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of [_______], New York or Florida are authorized or obligated by law or executive order to be closed.

     Certificate:  Any of the Class A, Class IO or Class R Certificates.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that solely for the purpose of giving any consent or exercising any Voting Rights pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate thereof shall be deemed not to be Outstanding or counted in any way.

     Certificate Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee pursuant to
Section 3.3.  Funds deposited in the Certificate Account shall be held in trust
-----------
for the Certificateholders for the uses and purposes set forth in Article III hereof.

     Certificate Balance: With respect to any class of Certificates, on any date of determination, the initial principal amount, if any, of such Certificate, less the amount, if any, applied to reduce the principal amount thereof.

     Certificate Registrar and Certificate Register: Shall each have the meanings provided in Section 4.3.
                     -----------

     Class A Certificates : The Class A-1 Certificates and the Class A-2 Certificates.

     Class A Underlying Certificates: The EQCC Asset Backed Certificates, Series [2001-A], Class A.

     Class A-1 Certificates : The EQCC Asset Backed Certificates, Series [2001-1], Class A-1 Certificates, which shall be "regular interests" in the Trust REMIC within the meaning of Code section 860G(a)(1). The Class A-1 Certificates shall have an initial Certificate Balance of $[___________], and shall bear interest at the rate of [__]% per annum. For purposes of Treasury Regulation section 1.860G-1(a)(4), the latest possible maturity date of the Class A-1 Certificates is [___________].

     Class A-2 Certificates : The EQCC Asset Backed Certificates, Series 2001-1], Class A-2 Certificates, which shall be "regular interests" in the Trust REMIC within the meaning of Code section 860G(a)(1). The Class A-2 Certificates shall have an initial Certificate Balance of $[___________], and shall bear interest at the rate of [__]% per annum. For purposes of Treasury Regulation section 1.860G-1(a)(4), the latest possible maturity date of the Class A-2 Certificates is [___________].

     Class IO Certificates : The EQCC Asset Backed Certificates, Series [2001-1], Class IO Certificates, which shall be "regular interests" in the Trust REMIC within the meaning of Code section 860G(a)(1). The Class IO Certificates shall have an initial Notional Balance of $[___________], and shall bear interest at the rate of [__]% per annum. For purposes of Treasury Regulation section 1.860G-1(a)(4), the latest possible maturity date of the Class IO Certificates is [___________].

     Class R Certificates : The EQCC Asset Backed Certificates, Series [2001-1], Class R Certificates, which shall be the "residual interest" in the Trust REMIC within the meaning of Code section 860G(a)(2). The Class R Certificates shall not have any Certificate Balance or stated interest rate.

     Closing Date:  [_________, 2001].

     Code:  The Internal Revenue Code of 1986, as amended.

     Corporate Trust Office: With respect to the Trustee, the principal office at which at any particular time the corporate trust business of the Trustee shall be principally administered, which offices at the Closing Date are located at [__________________________].

     Cut-off Date:  [_________, 2001].

     Depositor: EQCC Asset Backed Corporation, a Delaware corporation, or its successor in interest.

     Depository: Initially, The Depository Trust Company, the nominee of which is Cede & Co. The Depository shall at all times constitute a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Disqualified Organization: Either (a) the United States, (b) any state or political subdivision thereof, (c) any foreign government, (d) any international organization, (e) any agency or instrumentality of any of the foregoing, (f) any organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code), (g) any organization described in section 1381(a)(2)(C) of the Code, or (h) an "electing large partnership" within the meaning of Code section 775, or (i) any other entity identified as a disqualified organization by legislation enacted or administrative pronouncement in effect as of the time of the most recent transfer of the Class R Certificates. A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     Distribution Date: The 25th day of any month, or if such 25th day is not a Business Day, the first Business Day immediately following, which is the date each month on which payments are made to holders of the Underlying Certificates in accordance with the Pooling and Servicing Agreement.

     Distribution Date Statement: With respect to any Underlying Certificate and any Payment Date, the monthly remittance report forwarded to the Holder of such Underlying Certificate with respect to such Distribution Date pursuant to the Pooling and Servicing Agreement.

     Eligible Account: Either (A) a segregated account or segregated accounts maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, (x) the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by S&P or have the highest short-term rating by S&P and (y) the unsecured and uncollateralized debt obligations of which shall be rated "A-1" or better by Moody's and have the highest short-term rating by Moody's and which is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Rating Agencies or (B) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, and has a rating from Moody's and S&P for long-term deposits of at least "Baa3" and "BBB," respectively. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     FDIC:  The Federal Deposit Insurance Corporation or any successor.

     Independent: When used with respect to any specified Person, such a Person who (i) is in fact independent of the Depositor, (ii) does not have any direct financial interest in the Depositor or in an Affiliate of the Depositor, and
(iii) is not connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Interest Amounts: All amounts received in respect of interest on the Underlying Certificates.

     Monthly Interest: With respect to any Payment Date, an amount of interest equal to 1/12 of the amount determined by multiplying the Certificate Balance of the Class A Certificates immediately prior to such Payment Date by [_______].

     Moody's:  Moody's Investor's Service, Inc., or its successor.

     Mortgage Loans: With respect to any Underlying Certificate, the Mortgage Loans in which such Underlying Certificate evidences a beneficial ownership interest.

     Non-United States Person:  Any Person other than a United States Person.

     Notice of Termination:  Any of the notices given by the Trustee pursuant to
Section 6.1.
-----------

     Notional Balance: With respect to the Class IO Certificates, the amount used to determine interest payments. The Notional Balance does not represent any right to receive principal payments.

     NY UCC:  The Uniform Commercial Code as in effect in the State of New York.

     Officer's Certificate: A certificate signed by the President or a Vice President or an Assistant Vice President of the Depositor or the Trustee, as required by this Agreement or a related transaction document.

     Opinion of Counsel: A written opinion of counsel delivered hereunder or under any transaction document, reasonably acceptable to the Trustee, and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Depositor, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or in an affiliate thereof and (iii) is not connected with the Depositor as an officer, employee, director or person performing similar functions.

     Outstanding Certificates: With respect to the Certificates, as of the date of determination, all Certificates theretofore executed and delivered under this Agreement except:

     (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

     (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a holder in due course.

     Ownership Interest: As to any Certificate or Underlying Certificate, any ownership, security interest or "security entitlement" (as defined in Article 8 of the NY UCC) in such Certificate or Underlying Certificate, including any interest in such Certificate or Underlying Certificate as the Holder or "entitlement holder" (as defined in Article 8 of the NY UCC) thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Payment Date. The second Business Day following the Business Day occurring on or after the 25th of each month. The first Payment Date will be [_________, 2001].

     Percentage Interest: With respect to any Class A Certificate, the percentage derived from dividing the initial Certificate Balance of such Certificate by the initial Certificate Balance of the Class A Certificates; with respect to any Class IO Certificate, the percentage derived from dividing the initial Notional Balance of such Certificate by the initial Notional Balance of the Class IO Certificates; with respect to any Class R Certificate, the undivided percentage ownership interest evidenced by such Certificate, as stated on the face of such Class R Certificate, respectively.

     Permitted Instruments: As used herein, Permitted Instruments shall include the following:

          (i) (A) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, and (B) Federal Housing Administration debentures,

     FHLMC senior debt obligations, and FNMA senior debt obligations assigned having the highest long-term rating by S&P and Moody's, but excluding any of such securities described in clauses (A) and (B) whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (ii) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that (A) the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and (B) the short-term and long-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 and "A1" or better, respectively, by Moody's;

          (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000, which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's;

          (iv) commercial paper (having original maturities of not more than 180 days) rated "A-1+" or better by S&P and Prime-1 by Moody's;

          (v) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and "Aaa" by Moody's;

          (vi) investments in Permitted Instruments on an overnight basis in investment accounts maintained at the Trustee; provided, however, that any
                                                    --------  -------
     such account shall be an Eligible Account; and

          (vii) any other obligation or security acceptable to the Rating Agencies (as certified by a letter from each Rating Agency to the Trustee);

provided, that no instrument described hereunder shall be a Permitted Instrument
--------
if it evidences either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described
                            --------  -------
hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further that no instrument shall be a Permitted
              --------  -------
Instrument unless such instrument is a "permitted instrument" within the meaning of Section 860G(a)(5) of the Code.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: Any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

     Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. (S) 2510.3-101.

     Plan Investor: A Plan, a Person acting on behalf of a Plan or a Person using the assets of a Plan.

     Pooling and Servicing Agreement: With respect to any Underlying Certificate and the assets in which such Underlying Certificate evidences a beneficial ownership interest, the pooling and servicing agreement or other governing agreement, together with all exhibits thereto, pursuant to which such Underlying Certificate was issued.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Qualified Institutional Buyer: Any "qualified institutional buyer" as defined in clause (a)(1) of Rule 144A.

     Rating Agency:  Collectively, Moody's and S&P.

     Record Date: With respect to any Payment Date, the last day of the calendar month preceding the month in which the related Payment Date occurs.

     Regular Certificates: Each of the Certificates other than the Class R Certificates.

     Regulations:  The regulations promulgated under the Code by the Treasury.

     REMIC:  A "real estate mortgage investment conduit," within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the Code relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, related Code provisions, and Regulations (whether in proposed, temporary or final form), announcements and rulings thereunder, as the foregoing may be in effect from time to time.

     Reserve Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trust pursuant to Section
                                                                      -------
3.3.  Funds deposited in the Reserve Account shall be held in trust for the
---
Certificateholders for the uses and purposes set forth in Article III hereof.
                                                          -----------
The Reserve Account shall not be an asset of the Trust REMIC created hereunder.

     Residual Transferee Agreement: A certification and agreement required to be executed and delivered by the prospective transferee of a Residual Certificate pursuant to Section 4.4(b) hereof, substantially in the form of
                        --------------
Exhibit F hereof.
---------

     Responsible Officer: When used with respect to the Trustee or the Certificates Administrator, any officer assigned to the Corporate Trust Office (or any successor thereto) with direct responsibility for the administration of this Agreement, including any Vice President, Assistant Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of such Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary authorized to perform the actions required, including, without limitation, each Person whose name appears on a list of Responsible Officers furnished to the Trustee on the Closing Date, as such list may be amended from time to time.

     Rule 144A: Rule 144A under the Securities Act, as in effect from time to time.

     Rule 144A Investment Agreement: An agreement, in substantially the form of Exhibit F hereto, required to be delivered with respect to a transfer of a Class
---------
R Certificate.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

     Securities Act:  The Securities Act of 1933, as amended.

     Single Certificate: A Class A Certificate with an initial Certificate Balance of $1,000.

     Special Tax Consent: The written consent of the Holder of the Class R Certificates to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Holder's Class R Certificates.

     Special Tax Opinion: An Opinion of Counsel that a proposed transaction or activity will not (a) affect adversely the status of the Trust REMIC as a REMIC or the Class A Certificates as the regular interests therein, (b) affect the timing or amount of distributions of interest or principal on the Class A Certificates, (c) result in the encumbrance of the Underlying Certificates by a tax lien, or (d) result in the imposition of a tax on the Trust REMIC.

     Startup Day: The Startup Day of the Trust REMIC (within the meaning of Code section 860G(a)(9)) is the Closing Date.

     Target Balance:  $[_____________].

     Tax Matters Person: The Person or Persons designated from time to time hereunder to act as tax matters person (within the meaning of the REMIC Provisions) of the Trust REMIC.

     Termination Price: The greater of (i) the outstanding Certificate Balance of the Certificates, together with accrued and unpaid interest thereon, and (ii) the aggregate fair market value of the Underlying Certificates, as determined pursuant to Section 6.1.
            -----------

     Trust:  The trust created pursuant to this Agreement.

     Trust Fund:  As defined in Section 2.1.
                                -----------

     Trust REMIC: The REMIC comprised of the Trust Fund, excluding the Reserve Account.

     Trustee: [Trustee], a [_________] banking corporation, its successor in interest, or any successor trustee appointed as herein provided.

     Trustee Fee: With respect to any Payment Date, an amount equal to the product of (i) 1/12 of [____]% and (ii) the Class A Certificate Balance immediately prior to the such Payment Date.

     Underlying Certificate: Any of the Class A Underlying Certificates transferred to the Trustee by the Depositor pursuant hereto, as specified on Exhibit D hereto.
---------

     Underlying Certificate Balance: With respect to any Underlying Certificate, on any date of determination, the initial principal amount of such Underlying Certificate, less the amout applied to reduce the principal amount thereof.

     Underlying Certificate Owner: The registered holder of any Underlying Certificate, or if the registered holder is the Depository, the beneficial owner of such Underlying Certificate, which, following the execution and delivery of this Agreement by the parties hereto, shall be the Trustee for the benefit of the Certificateholders.

     Underlying Servicer Default: The occurrence or continuance of any servicer event of default as set forth in the Pooling and Servicing Agreement.

     Underlying Trustee: The trustee of the trust created pursuant to the Pooling and Servicing Agreement as identified therein.

     United States Person: (i) A citizen or resident of the United States, (ii) a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as United States persons).

     Voting Rights: 98% to the Class A Certificates, 1% to the Class IO Certificates and 1% to the Class R Certificates, allocated in each case among the Certificates of such class in proportion to their respective Percentage Interests.

                                  ARTICLE II
                  CONVEYANCE OF THE UNDERLYING CERTIFICATES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.1  Conveyance of the Underlying Certificates.
                  -----------------------------------------

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Trustee, in trust, for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the following to be collectively known herein as the Trust Fund:

          (i) The Underlying Certificates, and all distributions and payments thereon and proceeds of the conversion, voluntary and involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Underlying Certificates after the Cut-off Date;

          (ii) all funds, whether in the form of cash, instruments, securities or other property, on deposit or held by the Trustee from time to time in the Reserve Account and the Certificate Account; and

          (iii) proceeds of the foregoing.

     (b) In connection with such transfer and assignment, the Depositor does hereby deliver or cause to be delivered to, and deposit or cause to be deposited with, the Trustee each of the following documents or instruments relating to each Underlying Certificate:

          (i) if the registered owner of such Underlying Certificate is the Depository, written evidence of the transfer of the Ownership Interest in such Underlying Certificate on the books and records of the Depository, any Depository Participant or any "securities intermediary" (as defined in Article 8 of the NY UCC) to the account of the Trustee or its nominee (which nominee shall not be the Depositor or any affiliate of the Depositor); otherwise, a duly issued and authenticated Underlying Certificate endorsed to [Trustee], as trustee under the Trust Agreement, dated [__________, 2001], for the EQCC Asset Backed Certificates, Series [2001-1] together with such documents as shall be necessary to cause registration of transfer of such certificate to be made and to obtain a duly issued and authenticated Underlying Certificate in such name;

          (ii)  a copy of the Pooling and Servicing Agreement; and

          (iii) copies of the most recent Distribution Date Statements delivered to the related Underlying Certificate Owner with respect to each Underlying Certificate.

     (c) The Trustee hereby acknowledges the receipt by it of the Underlying Certificates and the other documents and instruments referenced above, and declares that it holds and will hold such Underlying Certificates and such other documents and instruments, and that it holds and will hold all other assets and documents included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

     The transfer of the Underlying Certificates and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale. Except as provided in Sections 2.3 and 6.1 hereof, the Trustee shall
                               ------------     ---
not assign, sell, dispose of or transfer any interest in the Underlying Certificates or any other asset constituting the Trust Fund or permit the Underlying Certificates or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.

     Promptly after the Closing Date, with respect to each Underlying Certificate the registered owner of which is not the Depository, the Trustee shall cause registration of transfer of such Underlying Certificate to be made and shall obtain, in exchange for the documents and instruments specified in
Section 2.1(b)(i), a duly issued and authenticated Underlying Certificate
-----------------
registered in the name specified in Section 2.1 in respect of such Underlying
                                    -----------
Certificate.

     (d) It is intended that the conveyance of the Underlying Certificates by the Depositor to the Trustee as provided in this Section be, and be construed as, an absolute sale of the Underlying Certificates by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of the Underlying Certificates by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Underlying Certificates are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Underlying Certificates, then it is intended that,
(a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the NY UCC and the Uniform Commercial Code of any applicable jurisdiction, as currently in effect; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the Holders of the Underlying Certificates after the Closing Date in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account and the Reserve Account, whether in the form of cash, instruments, securities, investment property or other property; (c) the possession by the Trustee or its agent of Underlying Certificates that constitute Certificated Securities and such other items of property as constitute instruments, money, negotiable documents or chattel paper, if any, shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to the NY UCC and the Uniform Commercial Code of any applicable jurisdiction, as currently in effect; (d) the Certificate Account and the Reserve Account shall be deemed to be Securities Accounts and the provisions of Section 3.3 hereof shall be deemed effective to
                               -----------
constitute Control by the Securities Intermediary (as defined in Section 3.3)
                                                                 -----------
for purposes of perfecting the security interest pursuant to the NY UCC and the Uniform Commercial Code of any applicable jurisdiction, as currently in effect, in the Security Entitlements in the Financial Assets credited from time to time to such Securities Accounts; and (e) notifications to persons holding such property, and acknowledgments from persons holding such property that they hold such property for the Trustee's benefit, shall be deemed notifications to, and acknowledgments from, bailees, or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under [Section 9-313(c)] of the NY UCC and the

Uniform Commercial Code of any applicable jurisdiction. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the NY UCC.

     (e) The Depositor and the Trustee, at the Depositor's direction, shall to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Certificates and other assets constituting the Trust Fund described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Trustee agrees that it will maintain physical possession of the Underlying Certificates that constitute Certificated Securities in the State of New York.

     SECTION 2.2  Issuance of Certificates Evidencing Interests in the Trust
                  ----------------------------------------------------------
                  Fund.
                  ----

     The Trustee acknowledges the assignment to it of the Underlying Certificates and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed and caused to be authenticated and delivered to, or upon the written order of, the Depositor the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

     SECTION 2.3  Representations, Warranties and Covenants of the Depositor
                  ----------------------------------------------------------
                  with Respect to the Underlying Certificates.
                  -------------------------------------------

     The Depositor hereby represents and warrants to the Trustee for the benefit of Certificateholders, as of the Closing Date, that immediately prior to the assignment of the Underlying Certificates to the Trustee, the Depositor had good title to, was the sole owner of, each Underlying Certificate, free and clear of any pledge, lien, encumbrance or security interest, and has the right to sell each Underlying Certificate to the Trustee.

     The Depositor further represents and warrants to the Trustee for the benefit of the Certificateholders that since the original issuance of each Underlying Certificate that each such Underlying Certificate has qualified as a regular interest in a REMIC and no event has occurred that would cause any of the Underlying Certificates to fail to qualify as a REMIC regular interest for federal income tax purposes.

     It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive delivery of the Underlying Certificates
              -----------
to the Trustee.

     Upon discovery by either the Depositor or the Trustee of a breach of any representation or warranty set forth in this Section 2.3 which materially and
                                             -----------
adversely affects the interests of the Certificateholders in any Underlying Certificate, the party discovering such breach shall give prompt written notice to the other party. In the event of such breach, the Depositor shall have 30 days, from the earlier of the discovery by the Depositor of such breach or the receipt of such written notice, to cure such breach in all material respects or become obligated to repurchase such Underlying Certificate as provided below.
If the Depositor fails to cure such breach within such time period, the Depositor shall deposit into the Certificate Account on the next succeeding Distribution Date an amount equal to the Underlying Certificate Balance of such Underlying Certificate. Upon the deposit of such amount, the Trustee shall, at the Depositor's expense, take such actions and execute such documents and instruments as shall be necessary to reconvey to the Depositor the Ownership Interest in such repurchased Underlying Certificate and, in the case of any such Underlying Certificate the registered owner of which is not the Depository, to enable the Depositor to cause registration of transfer to it of such repurchased Underlying Certificate to be made and to obtain a duly issued and authenticated Underlying Certificate in its or its nominee's name.

                                  ARTICLE III
                ADMINISTRATION OF THE UNDERLYING CERTIFICATES;
                  PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

     SECTION 3.1  Administration of the Trust Fund and the Underlying
                  ---------------------------------------------------
                  Certificates.
                  ------------

     If at any time the Trustee, as an Underlying Certificate Owner, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of the related Pooling and Servicing Agreement or if an Underlying Servicer Default occurs under the related Pooling and Servicing Agreement, the Trustee, in its capacity as an Underlying Certificate Owner, may take such action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto and only in accordance with the written directions of Holders of Certificates entitled to at least 51% of the Voting Rights. The Trustee shall promptly notify all of the Certificateholders in writing of any such request.

     SECTION 3.2  Collection of Monies.
                  --------------------

     (a) In connection with its receipt of any distribution on an Underlying Certificate on any Distribution Date, the Trustee shall review the related Distribution Date Statement and shall confirm that the information contained therein is arithmetically consistent; provided, however, that the Trustee shall have no obligation to recompute, recalculate or verify any underlying information from which the information in the Distribution Date Statement is derived. If the Trustee shall not have received a distribution on any Underlying Certificate by the close of business on the date on which such distribution was to be received by the Trustee, the Trustee shall notify the Underlying Trustee or other party responsible for effectuating distributions under the related Pooling and Servicing Agreement, and (i) if such distribution shall not have been received by the Trustee one Business Day following such notice or (ii) a Responsible Officer of the Trustee shall gain actual knowledge of any Underlying Servicer Default under any Pooling and Servicing Agreement, the Trustee shall promptly notify the Certificateholders in writing and such parties shall proceed in accordance with the terms and conditions of Section
                                                                     -------
3.1.

     (b)  Except as otherwise provided in Section 6.1, upon its receipt of a
                                         -----------
Notice of Final Distribution, the Trustee shall present and surrender the Underlying Certificate to which such notice applies for final payment thereon in accordance with the terms and conditions of the related Pooling and Servicing Agreement and such Notice of Final Distribution. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentation and surrender of any Underlying Certificate.

     SECTION 3.3  Establishment of Accounts.
                  -------------------------

     (a) Certificate Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more non-interest bearing accounts (collectively, the "Certificate Account"), each of which shall be an Eligible Account maintained in the name of the Trustee, entitled "Certificate Account, in trust for the Holders of EQCC Asset Backed Certificates, Series [2001-1] Certificates" held in trust by the Trustee for the benefit of the Certificateholders.

     (b) Reserve Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more non-interest bearing accounts (collectively, the "Reserve Account"), each of which shall be an Eligible Account maintained in the name of the Trustee, entitled "Reserve Account, in trust for the registered holders of EQCC Asset Backed Certificates, Series [2001-1] Certificates" held by the Trustee for the benefit of the Certificateholders.

     (c) Securities Intermediary. The Depositor and the Trustee hereby appoint [Trustee] as Securities Intermediary with respect to the Certificate Account and the Reserve Account (individually, a "Trust Account," and collectively, the "Trust Accounts"). The Security Entitlements and all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof, held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the Trustee for the benefit of the Certificateholders. Upon the termination of the Trust, the Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Certificates or interests therein, the Certificateholders shall be deemed to have appointed [Trustee] as Securities Intermediary. [Trustee] hereby accepts such appointment as Securities Intermediary.

          (i) With respect to any portion of the Trust Fund that is credited to the Trust Accounts, the Securities Intermediary agrees that:

               (A) with respect to any portion of the Trust Fund that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

               (B) the sole assets permitted in the Trust Accounts shall be those that the Securities Intermediary agrees to treat as Financial Assets;

               (C) any portion of the Trust Fund that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Trustee with respect thereto over which the Securities Intermediary or such other institution has Control; and

               (D) it will use reasonable efforts to promptly notify the Trustee and the Depositor if any other Person claims that it has a property interest in a Financial

          Asset in either Trust Account and that it is a violation of that Person's rights for anyone else to hold, transfer or deal with such Financial Asset.

          (ii) The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) any portion of the Trust Fund in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Trust Account be registered in the name of the Depositor, payable to the order of the Depositor or specially endorsed to the Depositor.

          (iii) If at any time the Securities Intermediary shall receive an Entitlement Order from the Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor or any other Person. If at any time the Trustee notifies the Securities Intermediary in writing that the Trust has been terminated in accordance herewith, then thereafter if the Securities Intermediary shall receive any order from the Depositor directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Trustee or any other Person.

          (iv) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. The Financial Assets credited to the Trust Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Trustee in the case of the Trust Accounts (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts, and (ii) the face amount of any checks which have been credited to any Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds).

          (v) There are no other agreements entered into between the Securities Intermediary in such capacity and the Securities Intermediary agrees that it will not enter into any agreement with, the Depositor, or any other Person with respect to any Trust Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

          (vi) The rights and powers granted herein to the Trustee have been granted in order to perfect its interest in the Trust Accounts and the Security Entitlements to the

     Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the interest of the Trustee in the Trust Accounts and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Trustee has notified the Securities Intermediary of such termination in writing; and

          (vii) Notwithstanding the foregoing, the Trustee shall have the power to make withdrawals and distributions from the Trust Accounts for the purpose of permitting Trustee to carry out its respective duties hereunder or permitting the Trustee to carry out its duties hereunder.

     (d) Investment. Funds on deposit in the Certificate Account and Reserve Account may be invested, and if invested shall be invested in Permitted Instruments at the direction of the Depositor. Amounts in the Certificate Account and the Reserve Account shall be invested in Permitted Instruments that mature not later than the immediately succeeding Payment Date. The Trustee shall have no obligation to invest and reinvest any cash held in the Certificate Account or Reserve Account in the absence of timely and specific written direction. All such investments shall be made in the name of the Trustee in the manner provided herein.

     (e) Losses. It is understood and agreed that the Trustee shall not be liable for any loss arising from an investment in Permitted Instruments made in accordance with this Section (other than with respect to Permitted Instruments as to which it is the issuer). The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure to be provided with timely written investment direction.

     (f) Definitions; Choice of Law. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the NY UCC, as currently in effect. For purposes of Section 8-110(e) of the NY UCC, the "securities intermediary's jurisdiction" shall be the State of New York.

     (g) Limitation on Liability; Indemnification. None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Trustee or the Certificateholders which would otherwise be imposed by reason of the Securities Intermediary's willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Trust Fund shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out it duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement.

     SECTION 3.4  Deposits and Collections with Respect to the Accounts.
                  -----------------------------------------------------

     (a)  The Certificate Account.

          (i) The Trustee shall cause the following payments and collections in respect of the Underlying Certificates to be deposited directly into the Certificate Account:

                (A) all distributions (including, without limitation, amounts in respect of the Underlying Certificate Insurance Policy) received on the Underlying Certificates subsequent to the Closing Date;

                (B) any amounts received in connection with the sale of the Underlying Certificates pursuant to Section 6.1; and
                                              -----------

                (C) any other amounts specifically required to be deposited in the Certificate Account hereunder.

          (ii) The Trustee shall withdraw funds from the Certificate Account for the following purposes:

                (A) to reimburse the Depositor, the Trustee and the Securities Intermediary for expenses incurred by and reimbursable to any of them pursuant to Sections 3.3, 5.5 or 7.4, except as otherwise provided in
                      ------------  ---    ---
          such sections; and

                (B) to make payments in the amounts and in the manner provided for in Section 3.5;
                 -----------

                (C) to clear and terminate the Certificate Account upon the termination of this Agreement.

          (iii) On each Payment Date, the Trustee shall withdraw all funds from the Certificate Account and shall use such funds withdrawn from the Certificate Account only for the purposes described in Sections 3.4 and
                                                            ------------
     3.5.
     ---

     (b)  The Reserve Account.

          (i) The Trustee shall cause to be deposited into the Reserve Account amounts transferred from the Certificate Account. The Reserve Account shall be part of the Trust, but not part of the Trust REMIC. The Holders of the Class R Certificates shall be the legal owners of the Reserve Account. The Reserve Account shall be an "outside reserve fund" within the meaning of Treasury regulation section 1.860G-2(h) and shall be treated as beneficially owned for federal income tax purposes by the Holders of the Class R Certificates. For all federal tax purposes amounts transferred by the Trust REMIC to the Reserve Account shall be treated as amounts distributed by the Trust REMIC to the Holders of the Class R Certificates.

          (ii) On each Payment Date, to the extent that funds in the Certificate Account are insufficient to make the payments set forth in
     Section 3.5(a)(ii) or (iii), the Trustee shall withdraw funds from the
     ------------------    -----
     Reserve Account (to the extent of funds therein) to enable it to make such payments.

          (iii) On each Payment Date, to the extent that the funds in the Reserve Account exceed the Requisite Amount (after making all payments required on such Payment Date), the Trustee shall withdraw such excess and pay it to the Class R Certificateholders. On the final Payment Date, the Trustee shall distribute the balance in the Reserve Account to the Class R Certificateholders.

     SECTION 3.5  Payments.
                  --------

     (a) On each Payment Date, the Trustee shall withdraw funds from the Certificate Account and, to the extent required, from the Reserve Account as provided below, and apply such funds in the following order of priority.

          (i) To pay itself the Trustee Fee for such Payment Date only to the extent of amounts in the Certificate Account representing Interest Amounts;

          (ii) To pay to the Class A-1 Certificates, (A) interest on any overdue interest at the rate of [___]% per annum, from the Payment Date on which interest was not paid to the Payment Date on which such interest is paid, (B) interest accrued but not paid with respect to previous Payment Dates, and (C) thereafter, Monthly Interest on the Class A-1 Certificates for such Payment Date, but in each case only to the extent of amounts in the Certificate Account representing Interest Amounts, and if such amounts are insufficient therefore, from the Reserve Account to the extent funds are available therein;

          (iii) To pay to the Class A-2 Certificates, (A) interest on any overdue interest at the rate of [___]% per annum, from the Distribution Date on which interest was not paid to the Payment Date on which such interest is paid, (B) interest accrued but not paid with respect to previous Payment Dates, and (C) thereafter, Monthly Interest on the Class A-2 Certificates for such Payment Date, but in each case only to the extent of amounts in the Certificate Account representing Interest Amounts, and if such amounts are insufficient therefore, from the Reserve Account to the extent funds are available therein;

          (iv) To pay to the Class IO Certificates, (A) interest on any overdue interest at the rate of [__]% per annum, from the Payment Date on which interest was not paid to the Payment Date on which such interest is paid;
     (B) interest accrued but not paid with respect to previous Payment Dates, and (C) thereafter, Monthly Interest on the Class IO Certificates for such Payment Date, but in each case only to the extent of amounts in the Certificate Account representing Interest Amounts, and if such amounts are insufficient therefore, from the Reserve Account to the extent funds are available therein;

          (v) To pay principal on the Class A-1 Certificates, from amounts in the Certificate Account and, if necessary, amounts in the Reserve Account, if any, in an amount required to reduce the Certificate Balance of the Class A-1 Certificates to zero;

          (vi) To pay principal on the Class A-2 Certificates, from amounts in the Certificate Account and, if necessary, amounts in the Reserve Account, if any, in an amount required to reduce the Certificate Balance of the Class A-2 Certificates to zero;

          (vii) To deposit to the Reserve Account funds remaining in the Certificate Account until the Target Balance is achieved; and

          (viii) To pay to the Class R Certificateholders any funds remaining in the Certificate Account and any amounts on deposit in the Reserve Account that are in-excess of the Target Balance.

     (b) All payments made with respect to the Certificates on any Payment Date shall be allocated pro rata among the Outstanding Certificates of such class based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and if such Certificateholder is the registered owner of Underlying Certificates with an aggregate Percentage Interest equivalent to an initial Certificate Balance of not less than $1,000,000 or, in the case of the Class IO and Class R Certificates, a 10% Percentage Interest, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

     (c) For all purposes hereunder, interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     SECTION 3.6  Statements to Certificateholders.
                  --------------------------------

     On each Payment Date, the Trustee shall prepare, and shall forward by mail, a statement, together with a copy of the Distribution Date Statement for the immediately preceding Distribution Date, to each Certificateholder and to the Depositor stating:

          (i) the funds available for such Payment Date and the breakdown of such funds between principal and interest;

          (ii) with respect to such Payment Date, the aggregate amount paid to the Holders of each class of Certificates on such Payment Date (specifying the amount of interest and principal with respect to the Class A Certificates);

          (iii) the aggregate Certificate Balance of the Class A-1 Certificates after giving effect to payments of principal in respect of the Certificates on such Payment Date;

          (iv) the aggregate Certificate Balance of the Class A-2 Certificates after giving effect to payments of principal in respect of the Certificates on such Payment Date;

          (v) the aggregate Notional Balance of the Class IO Certificates after giving effect to payments in respect of the Certificates on such Payment Date;

          (vi) the amount of the Reserve Account (after making all deposits and withdrawals on such Distribution Date), and the Target Balance thereof; and

          (vii) the amount of the Trustee Fee for such Distribution Date.

     In the case of the information furnished pursuant to clause (ii) above, the amounts shall also be expressed as a dollar amount per Single Certificate with respect to the Class A Certificates.

     In addition, the Trustee promptly will furnish to Certificateholders and the Depositor copies of any notices, statements, reports or other communications received by the Trustee as the holder of the Underlying Certificates. Trustee shall request the Underlying Trustee of each trust relating to an Underlying Certificate to send to it the related Distribution Date Statement.

     On or before March 31st of each calendar year, beginning with calendar year [2002], the Trustee shall prepare, or cause to be prepared, and deliver, or cause to be delivered, by first class mail to each Person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clause (ii) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and Regulations.

     Upon the written request of any Certificateholder, the Trustee shall furnish to such Holder such information with respect to the Trust Fund and the Certificates as is reasonably requested by such holder for purposes of enabling such holder to satisfy the applicable informational requirements under Rule 144A or otherwise, to the extent that the Trustee possesses such information or can obtain possession of such information without incurring undue burden or expense.

                                  ARTICLE IV
                               THE CERTIFICATES

     SECTION 4.1  The Certificates.
                  ----------------

     The Class A-1 Certificates will be issued with an initial Certificate Balance equal to $[________] and the Class A-2 Certificates will be issued with an initial Certificate Balance equal to $[________], and each such class of Certificates will be substantially in the form annexed hereto as Exhibit A. The Class IO Certificates will be issued with an initial Notional Balance equal to $[______], and will be substantially in the form annexed hereto as Exhibit B.
                                                                   ---------
The Class R Certificates will be substantially in the form annexed hereto as Exhibit C. The Certificates are issuable in registered form only. The Class A
---------
Certificates will be issuable in Percentage Interests equivalent to initial Certificate Balances of not less than [$100,000] and integral multiples of [$1.00] in excess thereof. The Class IO Certificates will be issuable in

Percentage Interests equivalent to initial Notional Balances of not less than [$100,000] and integral multiples of [$1.00] in excess thereof. The Class R Certificates are issuable in Percentage Interests of [10%] and integral multiples of [1%] in excess thereof.

     The Certificates shall, on original issue, be executed and authenticated by the Trustee, not in its individual capacity but solely as Trustee, and delivered by the Trustee to or upon the written order of the Depositor upon receipt by the Trustee of the Underlying Certificates and any other documents that are required by this Agreement or that the Trustee may reasonably request. The Certificates shall be executed by manual signature on behalf of the Trustee in its capacity as trustee hereunder by a Responsible Officer. Certificates bearing the manual signatures of individuals who were at any time the Responsible Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 4.2  Regular Certificates.
                  --------------------

     (a) The Regular Certificates will be represented initially by one or more Certificates registered in the name of CEDE & Co., as nominee of the Depository. The Depositor and the Trustee may for all intents and purposes (including the making of payments on the Regular Certificates) deal with the Depository as the authorized representative of the Beneficial Owners of the Regular Certificates for as long as those Certificates are registered in the name of the Depository. The rights of Beneficial Owners of the Regular Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. The Beneficial Owners of the Regular Certificates shall not be entitled to Certificates for the Regular Certificates as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Depository, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the consent of the Depositor and the Trustee, a Regular Certificate may not be transferred by the Depository except to another Depository that agrees to hold the Regular Certificate for the account of the respective Depository Participants and Beneficial Owners.

     (b) Neither the Depositor nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Regular Certificates held by the Depository, for monitoring or restricting any transfer of beneficial ownership in a Regular Certificate or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

     (c) The Regular Certificates will be issued in fully-registered, certificated form to Beneficial Owners of Regular Certificates or their nominees, rather than to the Depository or its nominee, only if (1) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Regular Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor elects to terminate the book-entry system operating through the Depository. Upon the occurrence of either such event, the Trustee shall notify the Depository, which in turn will notify all Beneficial Owners of Regular Certificates through Depository Participants, of the availability of certificated Certificates. Upon surrender by the Depository of the Certificates representing the Regular Certificates and receipt of instructions for re-registration, the Trustee will reissue the Regular Certificates as certificated Certificates to the Beneficial Owners identified in writing by the Depository. Such certificated Certificates shall not constitute Regular Certificates. All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by the Depositor.

     SECTION 4.3  Registration of Transfer and Exchange of Certificates.
                  -----------------------------------------------------

     The Trustee shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     If a Person other than the Trustee is appointed by the Trustee as Certificate Registrar, such Person will give the Trustee prompt written notice of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to inspect the Certificate Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a Certificate executed on behalf of the Certificate Registrar by an Officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates.

     Subject to Section 4.4 below, upon surrender for registration of transfer
                -----------
of any Certificate at the Corporate Trust Office of the Trustee or at any other office or agency of the Trustee maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

     At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     SECTION 4.4  Restrictions on Transfer.
                  ------------------------

     (a) Securities Law Compliance. No transfer of any Class R Certificate shall be made unless that transfer is made pursuant to the provisions of this
Section 4.4.  Any Holder of a Class R Certificate shall, and, by acceptance of
-----------
such Class R Certificate, does agree to, indemnify the Depositor and the Trustee against any liability that may result if any transfer of such Class R Certificates by such Holder is not made in accordance with federal and state laws and the provisions of this Section 4.4. Neither the Depositor nor the
                                -----------
Trustee is obligated to register or qualify any Class R Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement. In the event of any transfer of the Class R Certificates (other than in connection with the initial transfer of any Class R Certificates by the Depositor to an Affiliate of the Depositor) (i) unless such transfer is made in reliance upon Rule 144A under the Securities Act (as evidenced by a Rule 144A Investment Agreement delivered to the Trustee), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in the form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor.

     The Trustee shall provide to any transferee Holder and any prospective transferee designated by such Holder information regarding the related Class R Certificates and the related Underlying Certificates and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Class R Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A, upon the request for such information by such Holder.

     (b) Class R Certificates. The Trustee shall not register any transfer of a Class R Certificate (including any beneficial interest therein) unless it shall have received the written consent of the Trustee. No Class R Certificate may be transferred to a Disqualified Organization. The Trustee will not consent to any proposed transfer or sale of a Class R Certificate (1) to any investor that it knows is a Disqualified Organization or (2) if the transfer involves less than an entire interest in a Class R Certificate, unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Trustee with an Opinion of Counsel obtained at its own expense to the effect that the transfer will not jeopardize the REMIC status of the Trust REMIC. The Trustee's consent to any transfer is further conditioned upon the Trustee's receipt from the proposed transferee of (x) a Residual Transferee Agreement,

(y) a Benefit Plan Affidavit, and (z) either (A) if the transferee is a non-United States Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit F-1 to Exhibit F hereto and a certificate of the
                     -----------    ---------
transferor stating whether the Class R Certificate has "tax avoidance potential" as defined in Treasury Regulations Section 1.860G-3(a)(2), or (B) if the transferee is a U.S. Person, an affidavit in substantially the form attached as Exhibit F-2 to Exhibit F hereto. In addition, the transfer shall be subject to
-----------    ---------
the additional restrictions set forth in Section 4.4(a) above. Notwithstanding
                                         --------------
the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Class R Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee. Notwithstanding the fulfillment of the prerequisites described above, the Trustee may withhold its consent to, or the Trustee may refuse to recognize, a transfer of a Class R Certificate, but only to the extent necessary to avoid a risk of disqualification of the Trust REMIC as a REMIC or the imposition of a tax upon the Trust REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

     If a tax or a reporting cost is borne by the Trust REMIC as a result of the transfer of a Class R Certificate or any beneficial interest therein in violation of the restrictions set forth in this Section, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee shall pay such tax or cost or may pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, the Trust REMIC or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Class R Certificate is transferred to a Disqualified Organization, the Trustee shall make, or cause to be made, available the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

     SECTION 4.5  Mutilated, Destroyed, Lost or Stolen Certificates.
                  -------------------------------------------------

     If (i) any mutilated Certificates is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificates, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificates has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificates, a new Certificates of the same Percentage Interest. Upon the issuance of any new Certificates under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificates issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificates shall be found at any time.

     SECTION 4.6  Persons Deemed Owners.
                  ----------------------

     Prior to due presentation of a Certificates for registration of transfer, the Depositor, the Trustee, the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificates is registered as the owner of such Certificates for the purpose of receiving payments pursuant to Section 3.5 and for all other
                                              -----------
purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 4.3.
-----------

                                   ARTICLE V
                                  THE TRUSTEE

     SECTION 5.1  Duties of Trustee.
                  -----------------

     The Trustee undertakes to perform its duties as are set forth in this Agreement and shall exercise such of the rights and powers vested in it by this Agreement, using the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be
                                --------  -------
responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor hereunder. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the related Certificateholders.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                            --------  -------

          (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the related Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

          (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund or any Trust REMIC or (D) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

     SECTION 5.2    Certain Matters Affecting the Trustee.
                    -------------------------------------

     (a)  Except as otherwise provided in Section 5.1 hereof:
                                          -----------

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Underlying Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the related Voting Rights; provided, however, that if the payment within a reasonable time to
             --------  -------
     the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder;

          (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, including, without limitation, under
     Section 2.1 hereof, either directly or by or through agents or attorney;
     -----------
     and

          (ix) Certificateholders shall have the rights to institute suits, actions or proceedings in equity or at law upon or under it with respect to this Agreement only under the circumstances described in the third paragraph of Section 9.3 hereof.
                  -----------

     (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets, including substitutions, to the Trust Fund or any Trust REMIC, unless the Trustee shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund or any Trust REMIC will not cause such Trust REMIC to fail to qualify as a REMIC at any time that any Underlying Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (c) All rights of action under this Agreement or under any of the Certificates enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

     SECTION 5.3  Trustee Not Liable for Certificates.
                  -----------------------------------

     The recitals contained herein and in the Certificates (other than the signature and counter signature authentication on the Certificates) shall be taken as the statements of the Depositors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and counter signature of the Trustee on the Certificates) or of any Underlying Certificates or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds deposited in or withdrawn from the Certificate Account or the Reserve Account other than any funds held by or on behalf of the Trustee in accordance with this Agreement. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

     SECTION 5.4  Trustee May Own Certificates.
                  ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     SECTION 5.5  Trustee's Fees and Expenses.
                  ---------------------------

     The Trustee shall be entitled to the Trustee Fee for each Payment Date, as reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. Pursuant to a fee letter entered into with an Affiliate of the Depositor, the Trustee, shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including, without limitation, the reasonable fees, expenses and disbursements of its counsel and of all persons not regularly in its employ, including any agents, attorneys and accountants of the Trustee, except any such expense, disbursement or advance as may arise from its negligence or bad faith, and provided that the Trustee shall have no lien on the Trust Fund or any Trust REMIC for the payment of its fees and expenses. Failure to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by an affiliate of the Depositor and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     SECTION 5.6  Eligibility Requirements for Trustee.
                  ------------------------------------

     The Trustee hereunder shall at all times (i) be a banking association organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders, (iii) have a combined capital and surplus of at least $50,000,000, (iv) have long-term deposits, if any, be rated at least "BBB" by S&P or such lower long-term deposit rating by S&P as may be approved in writing by S&P and with a long-term deposit rating of at least "Baa2" from Moody's (or such lower rating which would not cause Moody's to reduce its then current ratings of the Class A Certificates), and (v) be subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.6 its combined capital and surplus shall be deemed to
                 -----------
be as set forth in it most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign upon the request of the Holders of a majority of the Voting Rights, in the manner and with the effect specified in Section 5.7.
             -----------

     SECTION 5.7  Resignation and Removal of the Trustee.
                  --------------------------------------

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the successor trustee. Unless a successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.6 and shall fail to resign after written request
                  -----------
therefor by the Depositor or the Holders of a majority of the Voting Rights, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall, within 30 days after such removal, appoint, subject to the approval of the Depositor, which approval shall not be unreasonably withheld, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the successor trustee.

     The Holders of a majority of the Voting Rights or, if the Trustee fails to perform in accordance with this Agreement, the Depositor may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, or by the Depositor, as the case may be, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section
                                                                       -------
5.8.
---

     SECTION 5.8  Successor Trustee.
                  -----------------

     Any successor trustee appointed as provided in Section 5.7 shall execute,
                                                    -----------
acknowledge and deliver to the Depositor, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations (including without limitation its rights, powers, duties and obligations as an "entitlement holder" within the meaning of Article 8 of the NY UCC) of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all related documents and statements held by it under this Agreement, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.6.
                        -----------

     Upon acceptance of appointment by a successor trustee as provided in this Section, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses shown in the Certificate Register and S&P and Moody's.

     SECTION 5.9  Merger or Consolidation of Trustee.
                  ----------------------------------

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 5.6, without the execution or filing of any
                        -----------
paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 5.10  Appointment of Co-Trustee or Separate Trustee.
                   ---------------------------------------------

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor with written notice to the Rating Agencies to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers,
                                                      ------------
duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone with written notice to the Rating Agencies shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.8
                                                              -----------
hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.8 hereof.
                                                          -----------

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 5.10, all rights, powers, duties and obligations conferred or
        ------------
imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of
        ---------
the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 5.11  Appointment of Office or Agency.
                   -------------------------------

     The Trustee will maintain an office or agency in the [City of New York] where the Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at [Address] for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 9.5 hereof where notices and demands to
                                -----------
or upon the Trustee in respect of this Agreement may be served.

     SECTION 5.12  Compliance with Withholding Requirements.
                   ----------------------------------------

     Notwithstanding any other provisions of this Agreement, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders. The consent of Certificateholders shall not be required for any such withholding. In the event the Trustee withholds any amount from any Certificateholder pursuant to federal withholdings requirements, the Trustee shall indicate to such Certificateholder the amount so withheld.

     SECTION 5.13  Trustee May Enforce Claims Without Possession of
                   ------------------------------------------------
                   Certificates.
                   ------------

     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                                   ARTICLE VI
                                  TERMINATION

     SECTION 6.1  Termination Upon Repurchase or Liquidation of All Underlying
                  ------------------------------------------------------------
                  Certificates.
                  ------------

     (a) The respective obligations and responsibilities of the Depositor and the Trustee under this Agreement (other than the obligations of the Trustee to make distributions to Certificateholders, to provide tax information as provided in Section 3.6 hereof and the obligations of the Trustee under Article IX
   -----------                                                 ----------
hereof) shall terminate upon distribution to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the Payment Date coinciding with or following the earlier to occur of the final payment or other liquidation (or any advance with respect thereto) of the last Underlying Certificate remaining in the Trust, whether by purchase or other termination of the related Pooling and Servicing Agreement; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years after the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof .

     (b) The Holders of at least a 51% Percentage Interest of the Class R Certificates (the "Residual Majority") may, at their option, make, or cause a Person to make, a terminating purchase for the Termination Price on any Payment Date on or after the Payment Date on which, after taking into account distributions of principal to be made on such Payment Date, the aggregate Certificate Balance of the Class A Certificates is less than 10% of the sum of the initial Certificate Balance of the Class A Certificates.

     (c) The Residual Majority shall notify the Trustee and the Certificate Registrar in writing of its election to make or to cause a terminating purchase no later than the Payment Date preceding the Payment Date on which the Certificates will be retired as a result of such terminating purchase. The Residual Majority shall advise in writing the Trustee and the Certificate Registrar of the final payment or other liquidation of the last Underlying Certificate remaining in the Trust at least three Business Days prior to the Payment Date in the month in which the Trust will terminate as a result thereof.

     Notice of any termination of the Trust shall be given promptly by the Trustee by letter sent to the Certificateholders by certified mail (1) in the event such notice is given in connection with a terminating purchase, not earlier than the fifth day of the month preceding the month of such termination and not later than the first day of the month of such termination or (2) otherwise not later than the third Business Day preceding the final Payment Date, in each case specifying (A) the Payment Date upon which the Trust will terminate and that final payment of the Certificates will be made on such Payment Date subject to presentation and surrender of the Certificate, if not held through a Depository and (B) the amount of any such final distribution. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with a terminating purchase, the purchaser shall deliver to the Trustee for deposit into the Certificate Account on the Business Day immediately preceding the Payment Date on which the terminating purchase is to take place an amount in next day funds equal to the Termination Price.

     (d) On the final Payment Date, the Trustee shall distribute to the Certificateholders as of the related Record Date the amount otherwise distributable on the Certificates on such Payment Date (if such final Payment Date is not the result of a terminating purchase).

     Upon any termination of the Trust as the result of a terminating purchase, the Trustee shall distribute the Termination Price as though it were the amount on deposit in the Certificate Account in accordance with Section 3.5 hereof.
                                                         -----------

     Following such final distribution, the Trustee shall promptly release to the purchaser the related Underlying Certificates, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate transfer of such Underlying Certificates to such purchaser, whereupon the Trust shall terminate.

     (e) In the event that all of the Certificateholders shall not surrender their Certificates within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second notice. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates. Any funds payable to Certificateholders that are not distributed on the final Payment Date shall be deposited in a termination account, which shall be an Eligible Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section.

     SECTION 6.2  Additional Termination Requirements.
                  -----------------------------------

     (a)  In the event of a terminating purchase as provided in Section 6.1
                                                                -----------
hereof, the Trust shall be terminated in accordance with the following additional requirements, unless the Depositor and the Trustee receive (1) a Special Tax Opinion and (2) a Special Tax Consent from each of the Holders of the Class R Certificates (unless the Special Tax Opinion specifically provides that no REMIC-level tax will result from such terminating purchase).

          (i) Within 90 days prior to the time of the making of the final payment on the Certificates, the Trustee on behalf of the Trust REMIC shall adopt a plan of complete liquidation meeting the requirements set forth in the REMIC Provisions for a qualified liquidation (which plan may be adopted by the Trustee's attachment of a statement specifying the first day of the 90-day liquidation period to the Trust REMIC's final federal income tax return) and the Trust REMIC will sell all of its assets (other than cash).

          (ii) At the time of the making of the final payment on the Regular Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, pro rata, to the Holders of the Class R Certificates, all remaining cash on hand relating to the Trust REMIC after such final payment (other than cash retained to meet claims against the Trust) and the Trust REMIC shall terminate at that time.

          (iii) In no event may the final payment on the Regular Certificates or the final distribution or credit to the Holders of the Class R Certificates be made after the 90th day after the date on which the plan of complete liquidation relating thereto is adopted. A payment into a termination account with respect to any Certificate pursuant to Section 6.1
                                                                     -----------
     hereof shall be deemed a final payment on, or final distribution with respect to, such Certificate for the purposes of this Section 6.2(a)(iii).
                                                           -------------------

     (b) By their acceptance of the Certificates, the Holders thereof agree to appoint the Trustee as their attorney-in-fact (1) to adopt a plan of complete liquidation of the Trust REMIC (and the Holders hereby appoint the Trustee as their attorney-in-fact to sign such plan) and (2) to take such action as may be necessary to adopt a plan of complete liquidation of the Trust REMIC upon the written request of the Trustee, which authorization shall be binding upon all successor Holders of the Certificates.

                                  ARTICLE VII
                                 THE DEPOSITOR

     SECTION 7.1  Liability of the Depositor.
                  --------------------------

     The Depositor shall be liable in accordance herewith only to the extent of its obligations specifically imposed upon and undertaken by the Depositor herein.

     SECTION 7.2  The Depositor's Representations and Warranties.
                  ----------------------------------------------

     The Depositor represents and warrants to the Trustee, as of the date hereof and as of the Closing Date, as follows:

     (a) The Depositor has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and is in good standing under such laws, with full power and authority to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, and has duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it conducts any material business or in which the performance of its duties under this Agreement would require such qualification.

     (b) The Depositor has all requisite corporate power and authority to own its properties and to conduct any and all business required or contemplated by this Agreement to be conducted by the Depositor and to perform the covenants and obligations to be performed by it hereunder; the execution and delivery by the Depositor of this Agreement are within the corporate power of the Depositor and have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement by the Depositor, nor the consummation by the Depositor of the transactions herein contemplated, nor compliance with the provisions hereof by the Depositor, will
(1) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the articles of incorporation or by-laws of the Depositor or any law, governmental rule or regulation, or any judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound or (2) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

     (c) This Agreement and all other documents and instruments required or contemplated hereby to be executed or delivered by the Depositor under this Agreement have been duly authorized, executed and delivered by the Depositor and, assuming due authorization, execution and delivery thereof by all other parties thereto, constitute legal, valid and binding agreements enforceable against the Depositor in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     (d) No consent, approval, order or authorization of, or registration, qualification or declaration with, any state, federal or other governmental authority by the Depositor is required in connection with the authorization, execution or delivery of this Agreement or the performance by the Depositor of the covenants and obligations to be performed by it hereunder.

     (e) As of the Closing Date, no Proceedings are pending or, to the best of the Depositor's knowledge, threatened against the Depositor that would prohibit its entering into this Agreement or performing its obligations under this Agreement, including assisting in the issuance of the Certificates.

     (f) The Depositor has obtained or made all necessary consents, approvals, waivers and notifications of stockholders, creditors, lessors and other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

     (g) The Depositor does not believe, nor does it have any reason or cause to believe, that it cannot perform its obligations under this Agreement.

     Upon discovery by any of the Depositor or the Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interest of the Certificateholders in any Underlying Certificate, the party discovering such breach shall give prompt written notice thereof (but in no event later than two Business Days following such discovery) to the other parties hereto.

     SECTION 7.3  Corporate Existence.
                  -------------------

     Subject to the provisions of the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it is incorporated and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Certificates or any of the Underlying Certificates included in the Trust Fund, and to perform its duties under this Agreement.

     SECTION 7.4  Limitation on Liability of the Depositor and Others.
                  ---------------------------------------------------

     Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any of the directors, officers, employees or agents of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and such action in its opinion does not involve it in any expense or liability, except as provided in Section
                                                                       -------
8.1(b) hereof; provided, however, that the Depositor may in its discretion
------
undertake any such action that it deems necessary or desirable with respect to this Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder if the Certificateholders offer to the Depositor reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

     SECTION 7.5  Protection of Trust Fund.
                  ------------------------

     The Depositor will execute and deliver from time to time all amendments to this Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments necessary or advisable in order to, and will take such other action as the Trustee deems necessary or advisable in order to:

     (a) grant to the Trustee more effectively all or any portion of the Trust Fund;

     (b) preserve and defend the Trust's title to the Trust Fund and the rights therein of the Trustee and the Holders of Certificates against the claims of all persons and parties;

     (c) maintain or preserve the lien (and the priority thereof) created by this Agreement or to carry out more effectively the purposes hereof (including the filing of continuation statements under the UCC as necessary);

     (d) perfect, publish notice of, or protect the validity of any grant made or to be made pursuant to this Agreement; or

     (e) enforce any of the related Underlying Certificates or the Underlying Certificate Insurance Policy.

     The Depositor hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 7.8; provided, that the Trustee shall have no
                          -----------
duty to determine whether the filing of any financing statement shall be necessary or to file such statements except upon written request of the Depositor.

                                  ARTICLE VIII
                              REMIC TAX PROVISIONS

     SECTION 8.1  REMIC Administration.
                  --------------------

     An election will be made by the Trustee to treat the Trust REMIC as a REMIC under the Code. Each Holder of a Class R Certificate shall, in its Residual Transferee Agreement, designate the Trustee, as its agent, to act as the Tax Matters Person for such REMIC. The Trustee agrees that it will serve as such Tax Matters Person for the Trust REMIC, and also will perform various tax administration functions for the Trust REMIC, as its agent, as set forth in this
Section 8.1.
-----------

     (a) The Trustee shall elect to have the Trust REMIC treated as a REMIC on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have such assets treated as a REMIC under relevant state law.

     (b) The Trustee shall prepare any necessary forms for election as well as all of the Trust's and the Trust REMIC's federal and state tax and information returns and shall sign and file such returns on behalf of the Trust REMIC.

     (c) The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and the Trust REMIC under the REMIC Provisions or state or local tax law. Among its other duties, if required by the REMIC Provisions, the Trustee, acting as agent of the Trust REMIC, shall provide to the Treasury or to other governmental authorities such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization.

     (d) The Depositor, the Trustee and the Holders of Class R Certificates shall take any action or cause the Trust REMIC to take any action necessary to create or maintain the status of the Trust REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

     (e) The Depositor, the Trustee and the Holders of the Class R Certificate shall not take any action or fail to take any action, or cause the Trust REMIC to take any action or fail to take any action that, if taken or not taken, could (i) result in the imposition of any tax on the Trust REMIC that would not otherwise have been imposed or (ii) endanger the status of the Trust REMIC as a REMIC unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take or to omit to take such action) to the effect that the contemplated action or failure to act will not result in the imposition of such a tax or endanger such status.

     (f) Any taxes that are imposed upon the Trust or the Trust REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section 8.2 hereof or as provided in the following
                            -----------
sentence) shall be payable out of the funds in the Certificate Account before any distributions are made on the related Certificates on the related Payment Date. Any state or local taxes imposed upon the Trust, the Trust REMIC or any related Certificateholder that would not have been imposed on the Trust, the Trust REMIC or such Certificateholder in the absence of any legal or business connection between the Trustee and the state or locality imposing such taxes (including any federal, state or local taxes imposed on such Trust, the Trust REMIC or such Certificateholder as a result of such Trust, the Trust REMIC or such Certificateholder being deemed to have received income as a result of the Trustee's payment of state or local taxes) shall be paid by the Trustee, and, notwithstanding anything to the contrary in this Agreement, such taxes shall be deemed to be part of the Trustee's cost of doing business and shall not be reimbursable to the Trustee.

     (g) If the Trustee is unable for any reason to fulfill its duties as Tax Matters Person, then the holder of the largest Percentage Interest of the Class R Certificates, without compensation, shall become the successor Tax Matters Person for the Trust REMIC.

     SECTION 8.2  Prohibited Activities.
                  ---------------------

     Neither the Depositor, the Holders of Class R Certificates, nor the Trustee shall engage in, nor shall the Trustee permit, any of the following transactions or activities unless it has received (1) a Special Tax Opinion and (2) a Special Tax Consent from each of the Holders of the Class R Certificates:

     (a) the sale or other disposition of, or substitution for, any of the Underlying Certificates except pursuant to (1) the repurchase of an Underlying Certificate pursuant to Section 2.3 hereof, (2) the bankruptcy or insolvency of
                        -----------
the Trust REMIC, or (3) the termination of the Trust REMIC pursuant to Article
                                                                       -------
VI hereof;
--

     (b) the acquisition of any assets for the Trust after the Closing Date except during the three-month period beginning on the Closing Date pursuant to a fixed-price contract in effect on the Closing Date that has been reviewed and approved by tax counsel acceptable to the Trustee;

     (c) the sale or other disposition of any investment in the Certificate Account at a gain;

     (d) the acceptance of any contribution to the Trust REMIC except the following cash contributions: (1) a cash contribution received during the three-month period beginning on the Closing Date; (2) a cash contribution to facilitate a terminating purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 6.2 hereof; (3) a contribution to a reserve fund owned by
            -----------
the Trust REMIC that is
made pro rata by the Holders of the Class R Certificates; or (4) any other contribution approved by the Trustee after consultation with tax counsel;

     (e) the Trustee nor shall not permit any modification of any material term of an Underlying Certificate (including, but not limited to, the interest rate, the principal balance, the amortization schedule, the remaining term to maturity, or any other term affecting the amount or timing of payments on the Underlying Certificates), unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to modify the Underlying Certificate) to the effect that such modification would not be treated as giving rise to a new debt instrument for REMIC purposes;

     (f) any other transaction or activity that is not contemplated by this Agreement;

     (g) the sale or other disposition of any asset held in a reserve fund for a period of less than three months (a "Short-Term Reserve Fund Investment") if such sale or disposition would cause 30% or more of a related REMIC's income from all of its reserve funds for the taxable year to consist of gain from the sale or disposition of Short-Term Reserve Fund Investments;

     (h) the withdrawal of any amounts from any reserve fund except (A) for the distribution pro rata to the Holders of the Class R Certificates or (B) to provide for the payment of Trust expenses or amounts payable on the Certificates or lower than expected returns on funds held in the Certificate Account, as provided under section 860G(a)(7) of the Code; or

     (i) the entering into of any arrangement by which the Trust REMIC will receive a fee or other compensation for services.

     Any party causing the Trust REMIC to engage in any of the activities prohibited in this Section shall be liable for the payment of any tax imposed on the Trust REMIC pursuant to Code section 860F(a)(1) or 860G(d) as a result of the Trust REMIC engaging in such activities.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     SECTION 9.1  Amendment.
                  ---------

     (a) This Agreement may be amended from time to time by the Depositor and the Trustee by written agreement, without notice to or consent of the Certificateholders, to cure any ambiguity or mistake, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect the interests of
--------  -------
any Certificateholder, as evidenced by an Opinion of Counsel or written notification from each Rating Agency to the effect that such amendment will not cause such Rating Agency to lower or withdraw the then current ratings on the Certificates, at the expense of the party requesting the change, delivered to the Trustee and the Depositor; and provided, further, that no such amendment
                                   --------  -------
shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to each Rating Agency of any amendment made pursuant to this Section 9.1(a).
                                                             --------------

     (b) This Agreement also may be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates entitled to at least a majority of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided,
                                                                   --------
however, that no such amendment shall reduce in any manner the amount of, or
-------
delay the timing of, any payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby. Prior notice of any proposed amendment pursuant to this Section 9.1(b) shall be given to each Rating Agency.
                 --------------

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     (d) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on any Trust REMIC, will not cause any Trust REMIC to fail to qualify as a REMIC or will not cause the portion of the Trust Fund exclusive of any Trust REMIC to fail to qualify as a grantor trust at any time that any Certificate is outstanding. No amendment shall have the effect of varying the latest possible maturity, principal amount or interest rate of the Trust unless the Trustee shall have received an Opinion of Counsel that the amendment will not cause the regular interest to lack fixed terms within the meaning of the REMIC provisions.

     (e) An amendment or supplement to the original issue discount legend shall not be an amendment or supplement for purposes of this Article 9.
                                                       ---------

     SECTION 9.2  Counterparts.
                  ------------

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 9.3  Limitation on Rights of Certificateholders.
                  ------------------------------------------

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of a default by the Depositor or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 33% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 9.4  Governing Law.
                  -------------

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

     SECTION 9.5  Notices.
                  -------

     All demands and notices hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Depositor, EQCC Asset Backed Corporation, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256-0505, Attention: General Counsel, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor and (b) in the case of the Trustee and the Securities Intermediary, [Name and Address], Attention:
Corporate Trust Department, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 9.6  Severability of Provisions.
                  --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 9.7  Successors and Assigns.
                  ----------------------

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

     SECTION 9.8  Article and Section Headings.
                  ----------------------------

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     WITNESS WHEREOF, the Depositor, the Trustee and the Securities Intermediary have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, if required, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                         EQCC ASSET BACKED CORPORATION


                                         By:   ____________________________

                                         Name: ____________________________

                                         Title: ___________________________


                                         [TRUSTEE],
                                         as Trustee

                                         By:   ____________________________

                                         Name: ____________________________

                                         Title: ___________________________

                               [Trust Agreement]

                                   EXHIBIT A

                          FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                EQCC ASSET BACKED CERTIFICATES SERIES [2001-1]
                     CLASS [A-1] ASSET BACKED CERTIFICATE

     THIS CLASS [A-1] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. [THIS CERTIFICATE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES.]

     THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW, AND MAY BE ZERO. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

PERCENTAGE INTEREST: ____%                CERTIFICATE BALANCE OF THE CLASS [A-1]
                                          CERTIFICATES AS OF THE CLOSING DATE:
DENOMINATION: $__________                 $_________

DATE OF TRUST AGREEMENT:                  AGGREGATE PRINCIPAL BALANCE OF THE
AS OF ___________ 1, 20__                 UNDERLYING CERTIFICATES AS OF THE CUT-
                                          OFF DATE: $__________

CLOSING DATE: ___________, 20__

                                          TRUSTEE:
                                             [_______________]

FIRST PAYMENT DATE:
____________, 20__                        CUSIP NO.: [________]


NO.  1

                EQCC ASSET BACKED CERTIFICATES SERIES [2001-1]
                     CLASS [A-1] ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a Trust that consists of previously issued asset backed pass-through certificates (the "Underlying Certificates") representing interests in mortgage loans, which Trust was formed and Underlying Certificates sold by

                         EQCC ASSET BACKED CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN EQCC ASSET BACKED CORPORATION, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING CERTIFICATES ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class [A-1] Certificates issued by EQCC Asset Backed Trust [2001-1] (the "Trust"), which was created pursuant to a Trust Agreement, dated as specified above (the "Trust Agreement"), between EQCC Asset Backed Corporation (the "Depositor"), and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. The Trust consists of Underlying Certificates. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

     Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made, to the extent and subject to the limitations set forth in the Trust Agreement, on the second business day following the business day occurring on or after the 25th day of each month commencing in ____________ 20__ (each a "Payment Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related "Record Date"). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Principal and interest will be distributed on this Certificate on any Payment Date in the manner specified in the Trust Agreement. Distributions allocated to the Class [A-1] Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as the EQCC Asset Backed Certificates, Series [2001-1] (herein called the "Certificates") and representing a

Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the initial aggregate Principal Balance of the Class [A-1] Certificates. The Certificates are issued in four classes as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     The Certificates are limited in right of payment to certain collections on the Underlying Certificates, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including certain expenses incurred, with respect to the Underlying Certificates and administration of the Trust.

     So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee will make payments of principal and interest on this Certificate by wire transfers of immediately available funds to the Depository or its nominee. Otherwise, all distributions made on any Certificate pursuant to the Trust Agreement will be made by or on behalf of the Trustee on each Payment Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class with aggregate initial denominations of at least $1,000,000, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Holders under the Trust Agreement at any time by the Depositor and the Trustee, with the consent of the Holders of Certificates evidencing at least a majority of the Voting Rights of each Class affected by the proposed amendment (and in certain circumstances a higher percentage of such Voting Rights as specified in the Trust Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more Certificates held by a Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Depository or its nominee in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Trustee and the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement and the Trust created thereby shall terminate upon payment to the Holders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Trust Agreement following the earlier of (a) the final payment of the last Underlying Certificate remaining in the Trust or (b) a Terminating Purchase pursuant to the terms of the Trust Agreement. Pursuant to the terms of the Trust Agreement, the Holders of at least a 51% Percentage Interest of the Class R Certificates may make a Terminating Purchase or cause a Terminating Purchase to be made on or after the Payment Date on which the sum of the Certificate Balance of the Certificates is less than 10% of the sum of the original Certificate Balance of the Certificates. After a Terminating Purchase, the Termination Price shall be applied to pay administrative expenses of the Trust and to make final distributions on the Certificates as described in the Trust Agreement, and thereafter any remaining assets of the Trust shall be released to the Holders of the Residual Certificates (or shall be sold, with the proceeds of such sale distributed to the Holders of the Residual Certificates), as described in the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Trust Agreement or be valid for any purpose.

     THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE INTERNAL STATE OF NEW YORK.

     The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: ________ ___, 20__         [TRUSTEE], NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                  SOLELY AS TRUSTEE


                                  BY:___________________________
                                          AUTHORIZED OFFICER


                                  ATTEST:


                                  ______________________________
                                          AUTHORIZED OFFICER

                         CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS [A-1] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                                  [CERTIFICATE REGISTRAR], AS CERTIFICATE
                                  REGISTRAR


                                  BY:___________________________
                                          AUTHORIZED OFFICER

                                 ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common         UNIF GIFT MIN ACT--.....Custodian.........
TEN ENT--as tenants by the                     (Cus)      (Minor)
       entireties                         Under Uniform Gifts to Minors
JT TEN--as joint tenants with
     rights of survivor-                     Act................
     ship and not as Tenants  (State)
     in Common

             Additional abbreviations may also be used though not
                              in the above list.

                               FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE __________
________________________________________________________________________________
________________________________________________________________________________
  (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

____________ (Attorney) to transfer the said Certificate in the Certificate

Register of the within-named Trust, with full power of substitution in the premises.


Dated:  _________________     ___________________________________
                              NOTICE:  The signature to this
                              assignment must correspond with
                              the name as written upon the face
                              of this Certificate in every
                              particular without alteration or
                              enlargement or any change whatever.

_______________________________________________
[SIGNATURE GUARANTEED:  The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another national securities exchange.] Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to____________________________________________________________,
for the account of _______________________________, account number
__________________, or, if mailed by check, to ____________________________.
Applicable reports and statements should be mailed to ____________________________________________. This information is provided by
__________________________________________________, the assignee named above, or
___________________________, as its agent.

                                   EXHIBIT B

                         FORM OF CLASS IO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                EQCC ASSET BACKED CERTIFICATES SERIES [2001-1]
                       CLASS IO ASSET BACKED CERTIFICATE

     THIS CLASS IO CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PERCENTAGE INTEREST: ____%               NOTIONAL BALANCE OF THE CLASS IO
                                         CERTIFICATES AS OF THE CLOSING DATE:
DATE OF TRUST AGREEMENT:                 $___________
AS OF ___________ 1, 20__

CLOSING DATE: ___________, 20__          AGGREGATE PRINCIPAL BALANCE OF THE
                                         UNDERLYING CERTIFICATES AS OF THE CUT-
                                         OFF DATE: $__________

FIRST PAYMENT DATE:                      TRUSTEE:
____________, 20__                         [_______________]

                                         CUSIP NO.: [________]


NO.  1

                EQCC ASSET BACKED CERTIFICATES SERIES 2001-[__]
                       CLASS IO ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a Trust that consists of previously issued asset backed pass-through certificates (the "Underlying Certificates") representing interests in mortgage loans, which Trust was formed and Underlying Certificates sold by

                         EQCC ASSET BACKED CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN EQCC ASSET BACKED CORPORATION, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING CERTIFICATES ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class IO Certificates issued by EQCC Certificate Asset Backed Certificates Series [2001-1] (the "Trust"), which was created pursuant to a Trust Agreement, dated as specified above (the "Trust Agreement"), among EQCC Asset Backed Corporation (the "Depositor") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. The Trust consists of Underlying Certificates. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

     The Holder of this Certificate will not be entitled to any scheduled distributions of principal. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made, to the extent and subject to the limitations set forth in the Trust Agreement, on the second business day following the business day occurring on or after the 25th day of each month commencing in ____________ 20__ (each a "Payment Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related "Record Date"). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Distributions on this Certificate, if any, will be distributed on any Payment Date in the manner specified in the Trust Agreement. Distributions allocated to the Class IO Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as the EQCC Asset Backed Certificates Series [2001-1] (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in four classes as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     The Certificates are limited in right of payment to certain collections on the Underlying Certificates, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including certain expenses incurred, with respect to the Underlying Certificates and administration of the Trust.

     So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee will make payments of principal and interest on this Certificate by wire transfers of immediately available funds to the Depository or its nominee. Otherwise, all distributions made on any Certificate pursuant to the Trust Agreement will be made by or on behalf of the Trustee on each Payment Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class evidencing a Percentage Interest of 10% or greater, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Holders under the Trust Agreement at any time by the Depositor and the Trustee, with the consent of the Holders of Certificates evidencing at least a majority of the Voting Rights of each Class IOffected by the proposed amendment (and in certain circumstances a higher percentage of such Voting Rights as specified in the Trust Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more Certificates held by a Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Depository or its nominee in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Trustee and the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement and the Trust created thereby shall terminate upon payment to the Holders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Trust Agreement following the earlier of (a) the final payment of the last Underlying Certificate remaining in the Trust or (b) a Terminating Purchase pursuant to the terms of the Trust Agreement. Pursuant to the terms of the Trust Agreement, the Holders of at least a 51% Percentage Interest of the Class R Certificates may make a Terminating Purchase or cause a Terminating Purchase to be made on or after the Payment Date on which the sum of the Certificate Balance of the Certificates is less than 10% of the sum of the original Certificate Balance of the Certificates. After a Terminating Purchase, the Termination Price shall be applied to pay administrative expenses of the Trust and to make final distributions on the Certificates as described in the Trust Agreement, and thereafter any remaining assets of the Trust shall be released to the Holders of the Residual Certificates (or shall be sold, with the proceeds of such sale distributed to the Holders of the Residual Certificates), as described in the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Trust Agreement or be valid for any purpose.

     THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE INTERNAL STATE OF NEW YORK.

     The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: ________ ___, 20__         [TRUSTEE], NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                  SOLELY AS TRUSTEE


                                  BY:___________________________
                                          AUTHORIZED OFFICER


                                  ATTEST:

                                  ______________________________
                                          AUTHORIZED OFFICER

                         CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS IO CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                                  [CERTIFICATE REGISTRAR], AS CERTIFICATE
                                  REGISTRAR


                                  BY:_____________________________
                                          AUTHORIZED OFFICER

                                 ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common          UNIF GIFT MIN ACT--.....Custodian........
TEN ENT--as tenants by the                      (Cus)        (Minor)
       entireties                          Under Uniform Gifts to Minors
JT TEN--as joint tenants with
     rights of survivor-                   Act................................
     ship and not as Tenants   (State)
     in Common

             Additional abbreviations may also be used though not
                              in the above list.

                               FORM OF TRANSFER
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE __________
________________________________________________________________________________
________________________________________________________________________________
  (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

____________ (Attorney) to transfer the said Certificate in the Certificate

Register of the within-named Trust, with full power of substitution in the premises.


Dated: _________________            ______________________________________
                                    NOTICE:  The signature to this
                                    assignment must correspond with
                                    the name as written upon the face
                                    of this Certificate in every
                                    particular without alteration or
                                    enlargement or any change whatever.


__________________________________________
[SIGNATURE GUARANTEED:  The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another national securities exchange.] Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to____________________________________________________________,
for the account of _______________________________, account number
__________________, or, if mailed by check, to ____________________________.
Applicable reports and statements should be mailed to ____________________________________________. This information is provided by
__________________________________________________, the assignee named above, or
___________________________, as its agent.

                                   EXHIBIT C

                          FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 4.4 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

SOLELY FOR US. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A DISQUALIFIED NON-U.S.PERSON OR A DISQUALIFIED ORGANIZATION OR AGENT THEREOF.

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (EACH, AN "ERISA PLAN").

     THE TRUSTEE MUST GIVE ITS WRITTEN CONSENT TO ANY TRANSFER OF THIS CLASS R CERTIFICATE. AS A CONDITION TO THIS CONSENT, A TRANSFEREE MUST PROVIDE THE TRUSTEE WITH A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS AND AN AFFIDAVIT RELATING TO VARIOUS ERISA MATTERS (AND AN OPINION OF COUNSEL AS TO ERISA MATTERS IF REQUIRED UNDER SUCH AFFIDAVIT), ALL AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING THE FULFILLMENT OF THE PREREQUISITES DESCRIBED ABOVE, THE SERVICER MAY WITHHOLD ITS CONSENT TO A TRANSFER TO THE EXTENT NECESSARY TO AVOID A RISK OF (1) DISQUALIFICATION OF THE REMIC AS A REMIC OR (2) THE IMPOSITION OF A TAX UPON THE REMIC.

     THE HOLDER OF THIS RESIDUAL CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL OR INTEREST. THIS CERTIFICATE MAY BE A "NON-ECONOMIC RESIDUAL INTEREST," CERTAIN TRANSFERS OF WHICH MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                EQCC ASSET BACKED CERTIFICATES SERIES [2001-1]
                       CLASS R ASSET BACKED CERTIFICATE

     THIS CLASS R CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A REMIC RESIDUAL INTEREST IN A REMIC UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.


PERCENTAGE INTEREST: ___%                AGGREGATE SCHEDULED PRINCIPAL BALANCE
                                         OF THE UNDERLYING CERTIFICATES AS OF
DATE OF TRUST AGREEMENT:                 THE CUT-OFF DATE:
AS OF ____________ 1, 20__               $____________

CLOSING DATE: ________ ___, 20__         TRUSTEE:
                                           [_______________]

FIRST PAYMENT DATE:
____________ __, 20__


NO. 1

                EQCC ASSET BACKED CERTIFICATES SERIES [2001-1]
                       CLASS R ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a Trust that consists of previously issued asset-backed Certificates (the "Underlying Certificates") representing interests in mortgage loans, which Trust was formed and Underlying Certificates sold by

                         EQCC ASSET BACKED CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN EQCC ASSET BACKED CORPORATION, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING CERTIFICATES ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates issued by EQCC Asset Backed Trust [2001-1] (the "Trust"), which was created pursuant to a Trust Agreement, dated as specified above (the "Trust Agreement"), between EQCC Asset Backed Corporation (the "Depositor") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. The Trust consists of a pool of Underlying Certificates. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

     The Holder of this Certificate will not be entitled to any scheduled distributions of principal or interest. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made on the second business day after the business day occurring on or after the 25th day of each month commencing in _____ 20__ (a "Payment Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the related "Record Date"). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Distributions, if any, will be made to the Holders of the Class R Certificates as described in the Trust Agreement. Distributions allocated to the Class R Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as the EQCC Asset Backed Certificates Series [2001-1], (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in four classes as specifically set forth in the Trust Agreement. The Class R Certificates are sometimes referred to as the "Residual Certificates." The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     The Certificates are limited in right of payment to certain collections on the Underlying Certificates, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including certain expenses incurred with respect to the Underlying Certificates and administration of the Trust.

     All distributions made on any Certificate pursuant to the Trust Agreement will be made by or on behalf of the Trustee on each Payment Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class evidencing a Percentage Interest of 10% or greater, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     An election will be made to treat certain of the assets assigned to the Trust as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the election is made properly and that certain qualification requirements concerning the Underlying Certificates and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a "residual interest" in the REMIC. Accordingly, the Holder of this Class R Certificate will be taxed on its pro rata share of the REMIC's taxable income or net loss. The requirement that the Holder of this Class R Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

     Pursuant to (and subject to the limitations set forth in) the Trust Agreement, the Trustee, as agent of the REMIC (the "Tax Matters Person" or "TMP"), will provide each Holder of a Class R Certificate with information sufficient to enable such Holder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is provided to each such Holder by the Trustee pursuant to the Trust Agreement. As the Holder of a residual interest in the REMIC, the Holder of a Class R Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMIC's federal income tax and information returns and the representation of the REMIC in administrative or judicial proceedings involving the Internal Revenue Service. The TMP, however, will act on behalf of the Holders of the Class R Certificates as the REMIC's representative for such proceedings. The REMIC's federal tax and information returns will be prepared by the TMP, and signed and filed by the Trustee. Pursuant to the Trust Agreement, if the TMP is unable for any reason to fulfill its duties as TMP, then the

Holder of the largest Percentage Interest of the Residual Certificates, without compensation, shall become the successor TMP for the REMIC.

     By accepting this Certificate, the Holder of this Certificate agrees to be bound by all of the provisions of the Trust Agreement, and, in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of the REMIC and (ii) refrain from taking any action that could endanger such status.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee and the rights of the Holders under the Trust Agreement at any time by the Depositor and the Trustee, with the consent of the Holders of Certificates evidencing at least a majority of the Voting Rights of each Class affected by the proposed amendment (and in certain circumstances a higher percentage of such Voting Rights as specified in the Trust Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     The Certificates of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 10% and integral multiples thereof.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     No transfer of any Class R Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Securities Act and applicable state securities laws, the Trustee shall not register such transfer (other than in connection with the initial transfer of any

Class R Certificates by the Depositor to an Affiliate of the Depositor) (i) unless such transfer is made in reliance upon Rule 144A under the Securities Act (as evidenced by a Rule 144A Investment Agreement delivered to the Trustee), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in the form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. Neither the Depositor nor the Trustee is obligated to register or qualify any of the Class R Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

     Further, no transfer of a Class R Certificate shall be made unless and until the prospective transferee provides the Trustee with a properly executed and completed Benefit Plan Affidavit (and a Benefit Plan Opinion, if required pursuant to the Benefit Plan Affidavit), which Affidavit (and Opinion, if required) shall not be obtained at the expense of the Trustee or the Depositor. Notwithstanding anything herein to the contrary, any purported transfer of a Class R Certificate to or on behalf of a Plan Investor without delivery of a Benefit Plan Opinion shall be null and void.

     In addition, the Trustee will not consent to any proposed transfer or sale to any investor that the Trustee knows to be a Disqualified Organization. As prerequisites to the Trustee's consent to any transfer of a Class R Certificate (or any beneficial interest therein), the proposed transferee thereof must provide the Trustee with (i) a Residual Transferee Agreement and (ii) (A) if the proposed transferee is a non-United States Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit F-1 to Exhibit F to the
                                                 -----------    ---------
Trust Agreement and a Certificate of the transferor stating whether the Class R Certificate has "tax avoidance potential" as defined in Treasury Regulations
Section 1.860G-3(a)(2) or (B) if the proposed transferee is a U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit F-2 to Exhibit F to the Trust Agreement. Notwithstanding the
-----------    ---------
fulfillment of the prerequisites described above, the Trustee may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of (i) disqualification of the Trust REMIC as a REMIC or (ii) the imposition of a tax upon the Trust REMIC. In addition, the Trustee shall not give its consent to the transfer of less than an entire interest in a Class R Certificate unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Trustee with an Opinion of Counsel obtained at its own expense that the transfer will not jeopardize the REMIC status of the Trust REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

     If a tax or a reporting cost is borne by the REMIC as a result of the transfer of a Class R Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Trust Agreement, the Trustee, shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, the Trust, the REMIC or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

     The Depositor, the Trustee and the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Trust Agreement and the Trust created thereby shall terminate upon payment to the Holders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Trust Agreement following the earlier of (a) the final payment of any Underlying Certificates remaining in the Trust or (b) a Terminating Purchase pursuant to the terms of the Trust Agreement. Pursuant to the terms of the Trust Agreement, the Holders of at least a 51% Percentage Interest of the Class R Certificates may make a Terminating Purchase or cause a Terminating Purchase to be made on or after the Payment Date on which the sum of the Certificate Balance of the Certificates is less than 10% of the sum of the original Certificate Balance of the Certificates. After a Terminating Purchase, the Termination Price shall be applied to pay administrative expenses of the Trust and to make final distributions on the Certificates as described in the Trust Agreement, and thereafter any remaining Underlying Certificates of the Trust shall be released to the Holders of the Residual Certificates (or shall be sold, with the proceeds of such sale distributed to the Holders of the Residual Certificates), as described in the Trust Agreement.

     Unless the Certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Trust Agreement or be valid for any purpose.

     THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     This Class R Certificate is a security governed by Article 8 of the Uniform Commercial Code.

     The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:  ________ ___, 20__    [TRUSTEE], NOT IN ITS INDIVIDUAL CAPACITY, BUT
                              SOLELY, AS TRUSTEE

                                     BY:___________________________
                                             AUTHORIZED OFFICER

                                     ATTEST:

                                     ______________________________
                                           AUTHORIZED OFFICER

                         CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                              [CERTIFICATE REGISTRAR], AS CERTIFICATE REGISTRAR

                                      BY:_____________________________
                                              AUTHORIZED OFFICER

                                 ABBREVIATIONS

     The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common        UNIF GIFT MIN ACT--.....Custodian..........
TEN ENT--as tenants by the                    (Cus)        (Minor)
       entireties                         Under Uniform Gifts to Minors
JT TEN--as joint tenants with
     rights of survivor-                  Act...........................
     ship and not as Tenants                           (State)
     in Common

             Additional abbreviations may also be used though not
                              in the above list.

                               FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE___________
________________________________________________________________________________
________________________________________________________________________________

     (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

____________ (Attorney) to transfer the said Certificate in the Certificate

Register of the within-named Trust, with full power of substitution in the premises.


Dated: _________________      ___________________________________
                              NOTICE:  The signature to this
                              assignment must correspond with
                              the name as written upon the face
                              of this Certificate in every
                              particular without alteration or
                              enlargement or any change whatever.

__________________________________________
[SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another national securities exchange.] Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds,to__________________________________________
______________________________________________________________for the account of
______________________________,account number ________________, or, if mailed by check, to ________________________. Applicable reports and statements should be mailed to_____________________________________. This information is provided by__________________________________________________, the assignee named above, or______________________________________________________,as its agent.

                                   EXHIBIT D

                     EQCC UNDERLYING CERTIFICATE SCHEDULE


                                                 PERCENTAGE                 PRINCIPAL
SERIES                      CLASS                 INTEREST                    AMOUNT
------                      -----                 --------                    ------

                                   EXHIBIT E


                    FORM OF RULE 144A INVESTMENT AGREEMENT

                    Description of Rule 144A Certificates:

                EQCC Asset Backed Certificates Series [2001-1]
                              Class R Certificates

                        _____ Initial Principal Amount

         Issued Pursuant to a Trust Agreement dated as of [_________,
           20__] between EQCC Asset Backed Corporation, as depositor
            "Depositor"), and [Trustee], as Trustee (the "Trustee")

     The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Certificates described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Certificates were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Certificates, any interest in the Rule 144A Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Certificates, or otherwise approached or negotiated with respect to the Rule 144A Certificates, any interest in the Rule 144A Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or which would render the disposition of the Rule 144A Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Certificates to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Depositor pursuant to Section 4.4 of the Trust Agreement as follows:

          a. The Buyer understands that the Rule 144A Certificates have not been registered under the Securities Act or the securities laws of any state.

          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Certificates.

          c. The Buyer has been furnished with all information regarding the Rule 144A Certificates that it has requested from the Transferor and the Trustee.

          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Certificates, any interest in the Rule 144A Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Certificates, any interest in the Rule 144A Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Certificates, any interest in the Rule 144A Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Certificates under the Securities Act or that would render the disposition of the Rule 144A Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Certificates.

          e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Certificates for its own account or the account of other qualified institutional buyers and understands that such Rule 144A Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     3. The Buyer represents either (i) that it is not an employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Department of Labor Regulations, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), a person acting on behalf of a Plan or a person using the assets of a Plan (a Plan or any such person, a "Plan Investor"); or (ii) that an exemption from application of the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code will apply to the acquisition, holding and resale of the Rule 144A Securities by the Buyer and to transactions in connection with the administration, servicing, operation and management of the Trust.

     4. No transfer of all or any portion of a Class R Certificate shall be made to a transferee that is a Plan Investor unless such transfer qualifies for an exemption from application of the prohibited transaction provisions of Sections 401 and 407 of ERISA and Section 4975, and the purchaser makes the representation set forth in paragraph 3 hereof.

     5. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

     WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

_________________________________               ________________________________
    Print Name of Transferor                           Print Name of Buyer

 By:______________________________               By:____________________________
 Name:                                           Name:
 Title:                                          Title:

 Taxpayer Identification:                        Taxpayer Identification:

 No._____________________________                No.____________________________

 Date:___________________________                Date:__________________________

                                                            ANNEX 1 TO EXHIBIT E

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________/1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

______________________________
     /1/    Buyer must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

____ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____ Trust Fund. The Buyer is a Trust Fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a Trust Fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Underlying Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      6. Will the Buyer be purchasing the Rule 144A Certificates only for the Buyer's own account?

                               Yes ____ No ____


      If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

      7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein during the period between the date of this certification and the date the Buyer purchases the Rule 144A Certificates. Unless such notice is given, the Buyer's purchase of the Rule 144A Certificates will constitute a reaffirmation of this certification as of the date of such purchase.


                    ______________________________________
                    Print Name of Buyer

                    By: __________________________________
                        Name:
                        Title:

                    Date:_________________________________

                                                            ANNEX 2 TO EXHIBIT E

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers That Are Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein during the period between the date of this certification and the date the Buyer purchases the Rule 144A Certificates. Unless such notice is given, the Buyer's purchase of the Rule 144A Certificates will constitute a reaffirmation of this certification as of the date of such purchase.

                                                       _________________________
                                                       Print Name of Buyer

                                                       By:______________________
                                                          Name:
                                                          Title:



                                                       IF AN ADVISER:


                                                       _________________________
                                                       Print Name of Buyer

                                                       Date:____________________

                                   EXHIBIT F


                     FORM OF RESIDUAL TRANSFEREE AGREEMENT

                         RESIDUAL TRANSFEREE AGREEMENT

                         EQCC ASSET BACKED CORPORATION
                EQCC ASSET BACKED CERTIFICATES SERIES [2001-__]

                             CLASS R CERTIFICATES

                                ______________


[Trustee], as Trustee
[Address of Trustee]

EQCC Asset Backed Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida 32256-0505
Attention:  General Counsel

Re: EQCC Certificate Asset Backed Certificates Series [2001-__], Class R, representing a ___% Percentage Interest

Ladies and Gentlemen:

     The undersigned (the "Transferee") proposes to purchase the captioned Certificates (the "Residual Certificates"), issued by the Trust established pursuant to a trust agreement dated as of ___________, 20__ (the "Trust Agreement"), among EQCC Asset Backed Corporation (the "Depositor"), and [Trustee], as Trustee, (the "Agreement"). In doing so the Transferee hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement.

     Section 2. Representations and Warranties of the Transferee. In connection with the proposed transfer of the Residual Certificates, the Transferee represents and warrants to the Depositor, the Trustee and the Trust as follows:

            (a) The Transferee has knowledge in investment and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision; and the Transferee is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment.

            (b) The Transferee represents that (i) it understands that the Residual Certificates represent for federal income tax purposes the "residual interest" in a real estate mortgage investment conduit ("REMIC") and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of such REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by the Residual Underlying Certificates and (iii) it has historically paid its debts as they became due and has the Investment wherewithal and intends to continue to pay its debts as they come due in the future, including any tax imposed on the income that it derives from the Residual Certificates as such taxes become due.

            (c) The Transferee is acquiring the Residual Certificates for its own account as principal and not with a view to the resale or distribution thereof, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

            (d) The Transferee confirms that the Depositor has made available to the Transferee the opportunity to ask questions of, and receive answers from, the Depositor concerning the Depositor, the Trust, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that the Depositor possesses or can acquire unreasonable effort or expense.

     Section 3. Covenants. The Transferee covenants:

            (a) The Transferee will not make a public offering of the Residual Certificates, and will not reoffer or resell the Residual Certificates in a manner that would render the issuance and sale of the Residual Certificates whether considered together with the resale or otherwise, a violation of the Securities Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto.

            (b) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the assets by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Agreement and the Underlying Certificates.

            (c) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

            (d) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to the Depositor or the Trust may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust.

            (e) The Transferee hereby designates the Trustee, as its agent, to be and perform the functions of the REMIC's tax matters person ("TMP").

            (f) The Transferee hereby agrees that the Trustee will (i) supervise or engage in any action necessary or advisable to preserve the status of the REMIC as a REMIC and (ii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above.

            (g) The Transferee hereby agrees to cooperate with the TMP and to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of the REMIC.

            (h) The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of the REMIC or result in the imposition of tax on such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

            (i) The Transferee hereby agrees that it will take no action to question or invalidate the interest of the Trust in the related assets or seek or maintain any claim or interest in the related assets having a priority over the interest of the Trust in the related assets.

            (j) The Transferee understands that Treasury regulations, or other administrative guidance issued by the Treasury, may effectively prohibit the transfer of the Residual Certificates to foreign persons.

            (k) The Transferee hereby agrees that it shall pay any tax or reporting costs borne by the REMIC as a result of its purchase of a Residual Certificate or any beneficial interest therein in violation of the restrictions on transfer contained in the Agreement to the extent such tax or reporting costs are not paid by the transferor or by the Trustee out of amounts that otherwise would have been paid to the Transferee.

            (l) The Transferee hereby agrees to indemnify and hold harmless the Depositor, the Trustee, the Trust and each other holder of a Residual Certificate from and against any tax liabilities or reporting costs arising from its violation of the restrictions on transfer contained in the Agreement or its breach of any of its representations, warranties, or covenants contained herein.

     Section 4. Additional Transfer Restrictions.

            (a) No transfer of the Residual Certificates shall be made unless the Trustee has consented in writing to such transfer. No Residual Underlying Certificate may be transferred to a Disqualified Organization. The Trustee will not consent to any proposed transfer (i) to any investor that it knows is a Disqualified Organization, or (ii) if the transfer involves less than an entire interest in a Residual Certificate, unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Trustee with an Opinion of Counsel obtained at its own expense to the effect that the transfer will not jeopardize the REMIC status of the REMIC. The Trustee's consent to any transfer is further conditioned upon the Trustee's receipt from the proposed transferee of (x) a Residual Transferee Agreement, (y) a Benefit Plan Affidavit, and (z) either (A) if the transferee is a non-United States Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit G-1
                                                                   -----------
     to Exhibit G to the Trust Agreement and a certificate of the transferor
        ---------
     stating whether the Class R Underlying Certificate has "tax avoidance potential" as defined in Treasury Regulations Section 1.860G-3(a)(2), or
     (B) if the transferee is a U.S. Person, an affidavit in substantially the form attached as Exhibit G-2 to Exhibit G to the Trust Agreement. In
                      -----------    ---------
     addition (1) the Trustee shall require that any transfer of the Residual Certificates be made in accordance with Section 4.4 of the Trust Agreement. Notwithstanding the fulfillment of the prerequisites described above, the Trustee may withhold its consent to a transfer of a Residual Certificate, but only to the extent necessary to avoid a risk of disqualification of the REMIC as a REMIC or the imposition of a tax upon the REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

            (b) The Transferee acknowledges that, if a tax or a reporting cost is borne by the REMIC as a result of the transfer of the Residual Certificates or any beneficial interest therein in violation of the restrictions referenced herein, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of such Residual Certificates. In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, the Trust, the REMIC or the Holders of any other Underlying Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Residual Certificate is transferred to a Disqualified Organization, the Trustee shall make available, or cause to be made available, the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

     Section 5. Acknowledgments.

            (a) The Transferee acknowledges that the Residual Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Residual Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither the Depositor nor the Trust is under any obligation to register the Residual Underlying Certificates or make an exemption from such registration available.

            (b) The Transferee acknowledges that if any United States federal income tax is due at the time a non-United States Person transfers a Residual Certificate, the Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the regulations thereunder (the "Withholding Agent") may (i) withhold an amount equal to the taxes due upon disposition of the Residual Certificate from future distributions made with respect to the Residual Certificate to the transferee (after giving effect to the withholding of taxes imposed on such transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent. Moreover, the Withholding Agent may (x) hold distributions on a Residual Certificate, without interest, pending determination of amounts to be withheld, (y) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificate it holds, and (z) pay to the Internal Revenue Service all such amounts withheld.

            (c) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have "tax avoidance potential" (as defined in Treasury Regulations section 1.860G-3(a)(2) or any successor provision) to a non-United States Person will be disregarded for all federal income tax purposes.

            (d) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with the security within the meaning of Treasury regulation section 1.860E-1(c)(1).

          IN WITNESS WHEREOF, the undersigned has caused this Residual Transferee Agreement be validly executed by its duly authorized representative as of the day and year first above written.

                                        [Name of Transferee]

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT F-1

                         EQCC ASSET BACKED CORPORATION

                           FOREIGN PERSON AFFIDAVIT
                      AND AFFIDAVIT PURSUANT TO SECTIONS
                         860D(a)(6)(A) and 860E(e)(4)
               OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

     Re:  EQCC Asset Backed Corporation

     EQCC Asset Backed Trust [2001-__] (the "Trust")

     Asset Backed Certificates, Class R

STATE OF ___________________  )
                              )    ss.:
COUNTY OF _________________   )

     Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct, and complete:

     1. I am a duly authorized officer of ___________________ (the "Transferee"), and on behalf of which I have the authority to make this affidavit.

     2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in a real estate mortgage investment conduit (a "REMIC") for which elections are to be made under
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

     3. The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes, (iii) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a non-United States Person, (iv) an estate the income of which is subject to United States federal income tax regardless of its source, (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons), or (vi) a foreign person who would be subject to United States federal income taxation on a net basis on income derived from a Residual Certificate ("a non-United States Person").

     4. The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under sections 871 and 881 of the Code in accordance with section 860G of the Code and any Treasury regulations issued thereunder on "excess inclusions" that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.

     5. The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may be imposed at the time of disposition of any such Residual Certificate pursuant to section 860G(b) of the Code.

     6. The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment to the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under sections 1441 and 1442 of the Code and the regulations thereunder (the "Withholding Agent").

     7. The Transferee understands that, until such written notice is provided, the Withholding Agent may (i) withhold an amount equal to the taxes due upon disposition of a Residual Certificates from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and
(ii) pay the withheld amount to the Internal Revenue Service.

     8. The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificates it holds and (ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

     9. The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a U.S. Person, the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

     10. The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a non-United States Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

     11. The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

     12. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; (iv) an "electing large partnership" within the meaning of Code section 775; or (v) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     13. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by the Depositor (upon the advice of counsel to the Depositor) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

     14. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of _________ 1, 20__, between EQCC Asset Backed Corporation and [Trustee], as Trustee.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer as of the _______ day of _____________, ____.


                                                  ______________________________
                                                  [Name of Transferee]

                                                  By:___________________________
                                                  Its:__________________________

     Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ______________________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

     Subscribed and sworn before me this ______ day of __________, ____.


                                                  ______________________________
                                                  Notary Public

     My commission expires the _____ day of ________________, ____.

                                                                     EXHIBIT F-2

                         EQCC ASSET BACKED CORPORATION
                        AFFIDAVIT PURSUANT TO SECTIONS
                         860D(a)(6)(A) and 860E(e)(4)
                            OF THE INTERNAL REVENUE
                           CODE OF 1986, AS AMENDED

     Re:  EQCC Asset Backed Corporation

     EQCC Asset Backed Certificates Series [2001-__] (the "Trust")

     Asset Backed Certificates, Class R

STATE OF ___________________  )
                              )    ss.:
COUNTY OF _________________   )

     Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

     1. I am a duly authorized officer of ______________________ (the "Transferee"), on behalf of which I have the authority to make this affidavit.

     2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in a real estate mortgage investment conduit (a "REMIC") for which elections are to be made under
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

     3. The Transferee either is (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes, (iii) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a non-United States Person, (iv) an estate the income of which is subject to United States federal income tax regardless of its source, (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons), or
(vi) a foreign person who would be subject to United States federal income taxation on a net basis on income derived from a Residual Certificate (a "U.S. Person").

     4. The Transferee is a not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in (S) 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     5. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by the Issuer (upon advice of counsel to the Issuer) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

     6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of _________, 20__, between EQCC Asset Backed Corporation and [Trustee], as Trustee.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized officer this ____ day of ______,
____.


                                                 _______________________________
                                                 [Name of Transferee]

                                                 By:____________________________
                                                 Its:___________________________


     Personally appeared before me ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of ________, ____.


                                                 _______________________________
                                                 Notary Public

My commission expires the _____ day of ________________, ____.

                                   EXHIBIT G


                        FORM OF BENEFIT PLAN AFFIDAVIT

Re:  EQCC Asset Backed Trust [2001-__] (the "Trust"),

Class [A] Certificates

STATE OF ___________________  )
                              )    ss.:
COUNTY OF _________________   )

     Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

     1. That I am a duly authorized officer of __________________________, a _________ corporation (the "Purchaser"), whose taxpayer identification number is
__________, and on behalf of which I have the authority to make this affidavit.

     2. That the Purchaser is acquiring the Class [__] Certificates (the "Purchased Certificates"), each representing an interest in the Trust, for certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

     3.   The Purchaser either:

          (i) is not a plan ("Plan") described in or subject to the Department of Labor regulations set forth in 29 C.F.R. (S) 2510.3-101 (the "Plan Asset Regulations"), a person acting on behalf of a Plan, or a person using the assets of a Plan;

          (ii) has provided a "Benefit Plan Opinion," obtained at the Purchaser's expense, satisfactory to the Depositor and the Trustee. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust to be regarded as Plan Assets, (b) give rise to a fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the part of the Depositor or the Trustee, or (c) be treated as, or result in, a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of ____________ 1, 20__, between the Depositor and [Trustee], as Trustee.


                                      G-1